EXHIBIT 10.1

                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

                                      among

                         DOLLAR TREE DISTRIBUTION, INC.
                            DOLLAR TREE STORES, INC.
                          DOLLAR TREE MANAGEMENT, INC.

                                       and

                        THE FIRST NATIONAL BANK OF BOSTON

                                NATIONSBANK, N.A.

                                   SIGNET BANK

                                  CRESTAR BANK

                      FIRST UNION NATIONAL BANK OF VIRGINIA

                             AMSOUTH BANK OF ALABAMA

                         UNION BANK OF CALIFORNIA, N.A.

                                       and

                       THE FIRST NATIONAL BANK OF BOSTON,
                                    AS AGENT



                         Dated as of September 27, 1996



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                                TABLE OF CONTENTS

                                      Title
Section                                                                     Page

SECTION 1   DEFINITIONS.......................................................10

    Section 1.1.    Definitions...............................................10
    Section 1.2.    Rules of Interpretation...................................27

Section 2.  THE LOANS.........................................................27

    Section 2.1.    Commitment to Make Revolving Credit
                      Loans...................................................27
    Section 2.2.    Reduction of Revolving Credit Commitment..................28
    Section 2.3.    The Revolving Credit Notes................................28
    Section 2.4.    Interest on Revolving Credit Loans........................29
    Section 2.5.    Requests for Revolving Credit Loans.......................29
    Section 2.6.    Maturity..................................................30
    Section 2.7.    Mandatory Repayments of Revolving Credit Loans............30
    Section 2.8.    Voluntary Repayments of Revolving Credit Loans............30
    Section 2.9.    Conversion Options........................................30
    Section 2.10.   Funds for Loans...........................................31

Section 3.   LETTERS OF CREDIT................................................32

    Section 3.1.    Establishment of Letter of Credit Sublimits...............32
    Section 3.2.    Letter of Credit Fees.....................................33
    Section 3.4.    Effect of Drawing Under Letter of Credit..................33
    Section 3.5.    Requests for Issuance of Letters of Credit................34
    Section 3.6.    Indemnity.................................................34
    Section 3.7.    Letter of Credit Participation and Certain Payments.......35
    Section 3.8.    Additional Provisions Relating to Letters of Credit.......36

Section 4.   CERTAIN GENERAL PROVISIONS.....................................  38

    Section 4.1.    Agent's Fee...............................................38
    Section 4.2     Facility Fees.............................................38
    Section 4.3.    Funds for Payments........................................38
    Section 4.4.    Computations..............................................39
    Section 4.5.    Inability to Determine LIBOR Rate.........................39
    Section 4.6.    Illegality................................................39
    Section 4.7.    Additional Costs, Etc.....................................40
    Section 4.8.    Capital Adequacy..........................................41
    Section 4.9.    Certificate...............................................41
    Section 4.10.   Indemnity.................................................41
    Section 4.11.   Interest After Default....................................42

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Section                                                                     Page

Section 5.   COLLATERAL SECURITY..............................................42

    Section 5.1.    Collateral................................................42
    Section 5.2.    Intercompany Receivables, Chattel Paper,
                           Contract Rights....................................43

Section 6.   REPRESENTATIONS AND WARRANTIES...................................43

    Section 6.1.    Corporate Authority; Etc..................................43
    Section 6.2.    Governmental Approvals....................................44
    Section 6.3.    Title to Properties; Leases...............................44
    Section 6.4.    Solvency; Financial Statements............................44
    Section 6.5.    No Material Changes, Etc..................................45
    Section 6.6.    Franchises, Patents, Copyrights, Etc......................45
    Section 6.7.    Litigation................................................45
    Section 6.8.    No Materially Adverse Contracts, Etc......................46
    Section 6.9.    Compliance With Other Instruments, Laws, Etc. ............46
    Section 6.10.   Tax Status................................................46
    Section 6.11.   No Event of Default.......................................46
    Section 6.12.   Holding Company and Investment Company Acts...............46
    Section 6.13.   Absence of UCC Financing Statements, Etc..................46
    Section 6.14.   Setoff, Etc...............................................47
    Section 6.15.   Certain Transactions......................................47
    Section 6.16.   Employee Benefit Plans; Multiemployer
                      Plans; Guaranteed Pension Plans.........................47
    Section 6.17.   Regulations U and X.......................................47
    Section 6.18.   Environmental Compliance..................................48
    Section 6.19.   Subsidiaries..............................................48
    Section 6.20.   Loan Documents............................................48
    Section 6.21.   Trade Names...............................................48
    Section 6.22.   Stock Ownership and Pledge................................49

Section 7.   AFFIRMATIVE COVENANTS............................................49

    Section 7.1.    Punctual Payment..........................................49
    Section 7.2.    Maintenance of Office.....................................49
    Section 7.3.    Records and Accounts......................................49
    Section 7.4.    Financial Statements, Certificates and Information........49
    Section 7.5.    Notices...................................................51
    Section 7.6.    Existence; Maintenance of Properties......................52
    Section 7.7.    Insurance.................................................52
    Section 7.8.    Taxes.....................................................52
    Section 7.9.    Inspection of Properties and Books........................53
    Section 7.10.   Compliance with Laws, Contracts, Licenses, and Permits....53
    Section 7.11.   Use of Proceeds...........................................53
    Section 7.12.   ERISA Compliance..........................................54
    Section 7.13.   Bank Accounts.............................................54
    Section 7.14.   Further Assurances........................................54

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Section                                                                     Page

Section 8.   CERTAIN NEGATIVE COVENANTS.......................................54

    Section 8.1.    Restrictions on Indebtedness..............................54
    Section 8.2.    Restrictions on Liens, Etc................................55
    Section 8.3.    Restrictions on Investments...............................56
    Section 8.4.    Merger, Consolidation.....................................56
    Section 8.5.    Sale and Leaseback........................................57
    Section 8.6.    Compliance with Environmental Laws........................57
    Section 8.7.    Distributions.............................................57
    Section 8.8.    Subsidiaries..............................................57
    Section 8.9.    Fiscal Year...............................................57
    Section 8.10.   Loans and Advances........................................57
    Section 8.11.   Transactions with Affiliates..............................58
    Section 8.12.   Stock Ownership...........................................58
    Section 8.13.   Amendments to Organizational Documents....................58

Section 9.   FINANCIAL COVENANTS OF THE BORROWER..............................58

    Section 9.1.    Tangible Net Worth........................................58
    Section 9.2.    Funded Debt to EBITDA Ratio...............................59
    Section 9.3.    Operating Cash Flow to Debt Service Ratio.................59
    Section 9.4.    Maximum Capital Expenditures..............................59
    Section 9.5.    Inventory Reliance........................................59
    Section 9.6.    Current Ratio.............................................60
    Section 9.7.    Solvency..................................................60

Section 10.   CLOSING CONDITIONS..............................................60

    Section 10.1.   Loan Documents............................................61
    Section 10.2.   Certified Copies of Organization Documents................61
    Section 10.3.   By-laws; Resolutions......................................61
    Section 10.4.   Incumbency Certificate; Authorized Signers................61
    Section 10.5.   Validity of Liens.........................................61
    Section 10.6.   Opinion of Counsel Concerning
                      Organization and Loan Documents.........................61
    Section 10.7.   Payment of Fees...........................................62
    Section 10.8.   Resignation of Nationsbank, N.A...........................62
    Section 10.9.   Officers' Certificate.....................................62
    Section 10.10.  Negative Pledge...........................................62
    Section 10.11.  Projections...............................................62
    Section 10.12.  Additional Documents......................................62

Section 11.  CONDITIONS TO ALL BORROWINGS AND ISSUANCE OF LETTERS OF CREDIT...62

    Section 11.1.   Representations True; No Event of Default.................62
    Section 11.2.   No Legal Impediment.......................................63
    Section 11.3.   Governmental Regulation...................................63
    Section 11.4.   Proceedings and Documents.................................63
    Section 11.5    No Material Adverse Change................................63

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Section                                                                     Page

Section 12.  EVENTS OF DEFAULT; ACCELERATION; ETC.............................63

    Section 12.1.   Events of Default and Acceleration........................63
    Section 12.2.   Termination of Commitments................................66
    Section 12.3.   Remedies..................................................67
    Section 12.4.   Performance by Lenders....................................67
    Section 12.5.   Distribution of Collateral Proceeds.......................67

Section 13.  SETOFF...........................................................68

Section 14.  THE AGENT........................................................69

    Section 14.1.   Authorization.............................................69
    Section 14.2.   Employees and Agents......................................69
    Section 14.3.   No Liability..............................................69
    Section 14.4.   No Representations........................................70
    Section 14.5.   Payments..................................................70
    Section 14.6.   Holders of Notes..........................................71
    Section 14.7.   Indemnity.................................................71
    Section 14.8.   Agent as Lender...........................................72
    Section 14.9.   Resignation...............................................72
    Section 14.10.  Notification of Defaults and Events of Default............72
    Section 14.11.  Duties in the Case of Enforcement.........................72

Section 15.  EXPENSES.........................................................73

Section 16.  INDEMNIFICATION..................................................73

Section 17.  SURVIVAL OF COVENANTS, ETC.......................................75

Section 18.  ASSIGNMENT AND PARTICIPATION.....................................75

    Section 18.1.    Conditions to Assignment by Lenders......................75
    Section 18.2.    Certain Representations and Warranties;
                      Limitations; Covenants..................................76
    Section 18.3.    Register.................................................77
    Section 18.4.    New Notes................................................77
    Section 18.5.    Participations...........................................77
    Section 18.6.    Pledge by Lender.........................................78
    Section 18.7.   No Assignment by Borrower.................................78
    Section 18.8.   Disclosure................................................78

Section 19.  NOTICES, ETC.....................................................78

Section 20.  GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE............ ..79

Section 21.  HEADINGS.........................................................79


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Section                                                                     Page

Section 22.  COUNTERPARTS.....................................................79

Section 23.  ENTIRE AGREEMENT, ETC............................................79

Section 24.  WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS...................79

Section 25.  CONSENTS, AMENDMENTS, WAIVERS, ETC...............................80

Section 26.  MAXIMUM INTEREST RATE............................................81

Section 27.  CONFIDENTIALITY..................................................81

Section 28.  SEVERABILITY.....................................................81


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                                    EXHIBITS

Exhibit A                  Revolving Credit Notes

Exhibit B                  Request for Loans

Exhibit C                  Notice of Conversion

Exhibit D                  Compliance Certificate

Exhibit E                  Assignment and Acceptance

Exhibit F                  Form of Negative Pledge




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                                    SCHEDULES

Schedule 1                 Lenders, Commitments, and Commitment Percentages

Schedule 6.7               Litigation

Schedule 6.15              Related Transactions

Schedule 6.16              Plans

Schedule 6.18              Environmental Compliance

Schedule 6.19              Subsidiaries

Schedule 6.21              Trade Names

Schedule 7.7               Insurance

Schedule 8.1               Indebtedness

Schedule 8.2               Permitted Liens

Schedule 8.3               Investments

Schedule 8.10              Loans and Advances



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                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


         THIS AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of September 27, 1996, by and among

         Dollar Tree Distribution, Inc. (the "Borrower"), a Virginia corporation having its chief executive office at 2555 Ellsmere Avenue, Norfolk, Virginia 23513;

         Dollar Tree Stores, Inc. ("DTS"), a Virginia corporation having its chief executive office at 2555 Ellsmere Avenue, Norfolk, Virginia;

         Dollar Tree Management, Inc. ("DTM"), a Virginia corporation having its chief executive office at 2555 Ellsmere Avenue, Norfolk, Virginia;

         The First National Bank of Boston, NationsBank, N.A., Signet Bank, Crestar Bank, First Union National Bank of Virginia, Amsouth Bank of Alabama, Union Bank of California, N.A. and all other financial institutions which are now or may hereafter become parties hereto (individually, a "Lender" and collectively, the "Lenders"); and

         The First National Bank of Boston, a national banking association having its head office at 100 Federal Street, Boston, Massachusetts, as Agent for the Lenders (in such capacity, the "Agent").

                                   WITNESSETH

         WHEREAS, the Borrower, among others, entered into a Credit Agreement with the Lenders and NationsBank, N.A. as Administrative Agent and L/C Agent dated January 11, 1996 (as such Credit Agreement has been heretofore amended, the "Original Agreement"); and

         WHEREAS, NationsBank, N.A. desires to resign as Administrative Agent (having resigned as L/C Agent on May 3, 1996) and the parties have requested that The First National Bank of Boston hereafter serve as agent; and

         WHEREAS, the Lenders and the Borrower desire to modify, amend, and restate the Original Agreement as provided herein.

         NOW THEREFORE, IT IS AGREED:


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                                    SECTION I

                                   DEFINITIONS

         Section 1.1. DEFINITIONS.

         The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Agreement referred to below:

         ACCOUNTS. As defined in the UCC and also all accounts receivable and other forms of obligations and rights to payment for credit extended for goods sold or leased, or services rendered.

         AFFILIATE. Any Subsidiary of any Obligor and any other entity which directly or indirectly controls, is controlled by, or is under common control with, any Obligor. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors of such Person.

         AGENT. The First National Bank of Boston acting as agent for the Lenders.

         AGENT'S HEAD OFFICE. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

         AGREEMENT. This Revolving Credit Agreement, including the Schedules and Exhibits hereto, all as modified, amended, supplemented or restated.

         APPLICABLE MARGIN. Initially, the rates set forth below for Base Rate Loans, LIBOR Rate Loans and Reference Rate Loans:

Base Rate Loans Applicable              LIBOR and Reference Rate Loans
         Margin                                 Applicable Margin
---------------------------             -------------------------------
     0 basis points                             115 basis points

         The Applicable Margin shall be adjusted, based upon the following performance covenants:


                                        Applicable Margin-LIBOR      Applicable
                        Funded          Rate Loans and Reference     Margin-Base
Tier      Period     Debt/EBITDA               Rate Loans            Rate Loans
----      ------     -----------        ------------------------     ----------
I          1996     Less than or           90 basis points            0 basis
                    equal to 1.00:1                                   points
           1997     Less than or
                    equal to 1.00:1


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           1998     Less than or
                    equal to 1.00:1
           1999     Less than or
                    equal to 1.00:1
           2000     Less than or
                    equal to 1.00:1

II         1996     Less than or           115 basis points           0 basis
                    equal to 1.50:1                                   points
                    but greater
                    than 1.00:1
           1997     Less than or
                    equal to 1.50:1
                    but greater
                    than 1.00:1
           1998     Less than or
                    equal to 1.25:1
                    but greater
                    than 1.00:1
           1999     Less than or
                    equal to 1.25:1
                    but greater
                    than 1.00:1
           2000     Less than or
                    equal to 1.25:1
                    but greater
                    than 1.00:1
III        1996     Less than or           145 basis points           0 basis
                    equal to 2.25:1                                   points
                    but greater
                    than 1.50:1
           1997     Less than or
                    equal to 1.85:1
                    but greater
                    than 1.50:1
           1998     Less than or
                    equal to 1.50:1
                    but greater
                    than 1.25:1
           1999     Less than or
                    equal to 1.50:1
                    but greater
                    than 1.25:1


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           2000     Less than or
                    equal to 1.50:1
                    but greater
                    than 1.25:1

         For purposes of determining the Applicable Margin, the foregoing performance measures shall be tested quarterly on a rolling four-quarter basis beginning with the quarter ending December 31, 1996. The Applicable Margin shall be adjusted based upon, and as of the fifth (5th) Business Day after the due date of, the financial statements required to be delivered to the Agent under
Section 7.4(b) of this Agreement. The Applicable Margin shall be the Applicable Margin set forth in the Tier in which the performance measures are met.

         ASSIGNMENT AND ACCEPTANCE. As defined in Section 18.1 hereof.

         AVAILABILITY. On any day,

                  (a) The Revolving Credit Ceiling

                                    (less)

                  (b) The aggregate amount then undrawn under all Outstanding Letters of Credit issued or incurred hereunder for the account, and/or benefit, of the Borrower.

         BALANCE SHEET DATE.  June 30, 1996.

         BENEFICIAL OWNERSHIP. As defined in Rule 13d-3 under the Securities Exchange Act of 1934, and in all events, all trusts established by the Founders for the benefit of their family, whether or not included in such definition.

         BASE RATE. The greater of (a) the annual rate of interest announced from time to time by FNBB at its head office in Boston, Massachusetts as its "base rate" or (b) The Federal Funds Effec tive Rate plus 1/2 of 1% per annum (rounded upwards, if neces sary, to the next 1/8th of 1%).

         BASE RATE LOANS. Those Loans bearing interest calculated by refer- ence to the Base Rate.

         BORROWER.  As defined in the preamble hereto.

         BUSINESS DAY. Any day, other than a Saturday or Sunday, or legal holiday on which banking institutions in Boston, Massachu setts or Norfolk, Virginia are open for the transaction of banking business and, in the case of LIBOR Rate Loans and Reference Rate Loans, also a day which is a LIBOR Business Day.


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         CAPITAL EXPENDITURES. All Capitalized Leases and all expenditures made by any Obligor which are capitalized or are required to be capitalized on the Consolidated cash flow statement of the Obligors in accordance with Generally Accepted Accounting Principles.

         CAPITALIZED LEASES. Leases under which any Obligor is the lessee or obligor, the discounted future rental payment obligations under which are capitalized or are required to be capitalized on the balance sheet of the lessee or obligor in accordance with Generally Accepted Accounting Principles.

         CHANGE IN CONTROL. (a) Any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) not a stockholder on the date hereof shall have acquired Beneficial Ownership of 51% or more of the outstanding shares of common stock of any Obligor or (b) a majority of the board of directors of any Obligor is not comprised of Continuing Directors.

         CLOSING DATE. The first date on which the conditions set forth in
Section 11 and Section 12 have been satisfied and any Loans are to be made.

         CODE. The Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively as the same may be supple mented or amended and in effect from time to time.

         COLLATERAL. All assets of the Borrower and the Guarantors, whenever acquired, including, without limitation, all Accounts, Inventory, Equipment, eneral Intangibles, Intercompany Receivables, and Real Estate.

         COMMITMENT. With respect to each Lender, the amount set forth on
Schedule 1 hereto as the amount of such Lender's Com mitment to make Revolving Credit Loans to the Borrower, as the same may be reduced from time to time in accordance with Section 2.3, below.

         COMMITMENT PERCENTAGE. With respect to each Lender, the percentage set forth on Schedule 1 hereto as such Lender's percentage of the aggregate Commitments of all of the Lenders.

         CONSOLIDATED OR consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of DTS and its Subsidiaries, consolidated in accordance with Generally Accepted Accounting Principles.

         CONSOLIDATED CURRENT ASSETS. At any time, all assets of DTS and its Subsidiaries which would, in accordance with Generally Accepted Accounting Principles, be classified as current assets, but excluding (i) Accounts with respect to products, goods, and/or services which were delivered or performed by Obligors more than ninety (90) days prior to such date, and (ii) the assets

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described in subparagraphs  (a) through (f) of the  definition of  Consolidated
Tangible Net Worth.

         CONSOLIDATED CURRENT LIABILITIES. At any time, all liabilities of DTS and its Subsidiaries (including, without limitation, the Revolving Credit Loans) which would, in accordance with Generally Accepted Accounting Principles, be classified as current liabilities.

         CONSOLIDATED EBITDA. With respect to any fiscal period, the result (determined with respect to the same period and without duplication) of the following: (a) Consolidated Net Income (or Deficit); plus (b) all depreciation, amortization and other non-cash deductions included as an expense of DTS and its Subsidiaries in the determination of Consolidated Net Income (or Deficit); minus
(c) extraordinary gains; plus (d) all taxes included as an expense of DTS and its Subsidiaries in the determination of Consolidated Net Income (or Deficit); plus (e) interest included as an expense of DTS and its Subsidiaries in the determination of Consolidated Net Income (or Deficit).

         CONSOLIDATED NET INCOME (OR DEFICIT). With respect to any fiscal period, the consolidated net income (or deficit) of DTS and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with Generally Accepted Accounting Principles.

         CONSOLIDATED OPERATING CASH FLOW. With respect to any fiscal period, the result (determined with respect to the same period and without duplication) of (a) Consolidated EBITDA; minus (b) Capital Expenditures made or incurred during such period plus (c) Rents payable during such period.

         CONSOLIDATED TANGIBLE NET WORTH. The difference between Consolidated Total Assets and Consolidated Total Liabilities, and less the sum of:

         (a) the total book value of all assets of DTS and its Subsidiaries properly classified as intangible assets under Generally Accepted Accounting Principles, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, unamortized debt discount and expense, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

         (b) all amounts representing any write-up in the book value of any assets of DTS or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date; plus

         (c) to the extent not already deducted, all reserves; plus

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         (d) the value of any minority interests in Subsidiaries; plus

         (e) the aggregate amount of all loans made by DTS or any Subsidiary to any officer, employee, or shareholder of DTS or any Subsidiary; plus

         (f) Assets located, and notes and receivables due from obligors domiciled, outside of the United States of America (excluding inventory in transit).

         CONSOLIDATED TOTAL ASSETS. At any date, all assets of DTS and its Subsidiaries that, in accordance with Generally Accepted Accounting Principles, should be classified as assets on a Consolidated balance sheet of DTS and its Subsidiaries.

         CONSOLIDATED TOTAL LIABILITIES. At any date, all liabili ties of DTS and its Subsidiaries that, in accordance with Generally Accepted Accounting Principles, should be classified as liabilities on the Consolidated balance sheet of DTS and its Subsidiaries.

         CONTINUING DIRECTORS. A member of the board of directors of any Obligor who either (a) was a member of such board prior to the date hereof and continuously thereafter or (b) became a member of such board after the date hereof and whose election or nomination for election was approved by a vote of the majority of the Continuing Directors then members of such board.

         CONVERSION REQUEST. A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with Section 2.9.

         DTM. As defined in the preamble hereto.

         DTS. As defined in the preamble hereto.

         DEBT SERVICE CHARGES. For any fiscal period, the sum of (i) the expenses of DTS and its Subsidiaries for such period for interest payable with respect to Indebtedness (including, without limitation, the Obligations and imputed interest on Capitalized Leases) and all fees paid on account of or with respect thereto, plus (ii) principal payments made or required to be made on account of Indebtedness (including, without limitation, Capitalized Leases) for such period, plus (iii) Distributions made during such period, plus (iv) Rents paid during such period, in each case determined in accordance with Generally Accepted Accounting Principles.

         DEFAULT.  See Section 12.1.

         DISTRIBUTION. With respect to any Person, the declaration or payment of any dividend on or in respect of any shares of any class of capital stock,


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

other than (a) dividends payable solely in shares of common stock of such Person and (b) the payment of cash in lieu of the distribution of fractional shares in the event of any stock dividend or stock split; the purchase, redemption, or other retirement of any shares of any class of capital stock of such Person, directly or indirectly by such Person through a Subsidiary of such Person or otherwise, unless such capital stock shall be redeemed or reacquired through the exchange of such stock with stock of the same class, and except for the redemption, repurchase, or acquisition of stock of the Borrower or DTM by DTS; the return of capital by such Person to its shareholders as such; or any other distribution (whether of such or other property) on or in respect of any shares of any class of capital stock of such Person.

         DOCUMENTARY LETTERS OF CREDIT. Letters of credit issued pursuant to this Agreement or the Original Agreement to support the Borrower's purchases in the ordinary course of business of inventory for resale to DTS for use in its retail store business, the drawing under which requires the delivery of bills of lading, airway bills or other similar types of documents of title.

         DOLLARS OR $. Dollars in lawful currency of the United States of America.

         DOMESTIC LENDING OFFICE. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans or Reference Rate Loans.

         DRAWDOWN DATE. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or continued in accordance with Section 2.9.

         EMPLOYEE Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

         ENVIRONMENTAL LAWS. Any and all applicable foreign, feder al, state and local environmental, health or safety statutes, laws, regulations, rules, and ordinances (whether now existing or hereafter enacted or promulgated), of all governmental agencies, bureaus or departments which may now or hereafter have jurisdic tion over DTS or any of its Subsidiaries and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Substances,

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



whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Substances.

         EQUIPMENT. "Equipment" as defined in the UCC and all motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, store fixtures, furniture, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of the business of any Person and any and all accessions and additions thereto and substitutions therefor.

         ERISA. The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively as the same may be supplemented or amended and in effect from time to time.

         ERISA AFFILIATE. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

         ERISA REPORTABLE EVENT. A reportable event (other than a reportable event described in Subsections 4043(b)(2)-(4) and 4043(b)(6)-(9), which do not require a thirty (30) day notice to the PBGC) with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         EUROCURRENCY RESERVE RATE. For any day, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         EVENT OF DEFAULT.  See Section 12.1.

         FACILITY FEE RATE. Initially, 0.20 percent per annum. The Facility Fee Rate shall be adjusted based upon the following performance covenant:


                                                             Facility Fee
Tier     Period         Funded Debt/EBITDA                       Rate
----     ------         ------------------                  -------------
I        1996       Less than or equal to 1.00:1             17.5 basis
                                                             points per annum
         1997       Less than or equal to 1.00:1

         1998       Less than or equal to 1.00:1

         1999       Less than or equal to 1.00:1

         2000       Less than or equal to 1.00:1

II       1996       Less than or equal to 1.50:1 but         20 basis points
                    greater than 1.00:1                      per annum
         1997       Less than or equal to 1.50:1 but
                    greater than 1.00:1
         1998       Less than or equal to 1.25:1 but
                    greater than 1.00:1
         1999       Less than or equal to 1.25:1 but
                    greater than 1.00:1
         2000       Less than or equal to 1.25:1 but
                    greater than 1.00:1
III      1996       Less than or equal to 2.25:1 but         22.5 basis
                    greater than 1.50:1                      points per annum
         1997       Less than or equal to 1.85:1 but
                    greater than 1.50:1
         1998       Less than or equal to 1.50:1 but
                    greater than 1.25:1
         1999       Less than or equal to 1.50:1 but
                    greater than 1.25:1
         2000       Less than or equal to 1.50:1 but
                    greater than 1.25:1

         For purposes of determining the Facility Fee Rate, the foregoing performance measures shall be tested quarterly on a rolling four-quarter basis beginning with the quarter ending December 31, 1996. The Facility Fee Rate shall be based upon, and adjusted as of the fifth (5th) Business Day after the due date of, the financial statements required to be delivered to the Agent under
Section 7.4(b) of this Agreement. The Facility Fee Rate shall be the Facility Fee Rate set forth in the Tier in which the performance measures are met.

         FEDERAL FUNDS EFFECTIVE RATE. For any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal fund brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

         FNBB. The First National Bank of Boston, a national banking association, in its individual capacity.

         FOUNDERS. Each of Macon F. Brock, Jr., Joan P. Brock, H. Ray Compton,
J. Douglas Perry, and Patricia W. Perry.

         FUNDED DEBT. At any time, an amount equal to the sum of the then outstanding balances of (a) the Loans, plus (b) Capitalized Leases, plus (c) other Indebtedness for borrowed money or other extensions of credit.

         GENERAL INTANGIBLES. "General Intangibles" as defined in the UCC and all amounts due to any Person not constituting Accounts; contractual rights; records; customer lists; telephone numbers; goodwill; causes of action; judgments; licenses; fran chises; patents, patent applications, patents pending and other intellectual property; computer software programs, including the source and object codes therefor; tradenames, trademarks and service marks and all goodwill relating thereto.

         GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (ii) consistently applied with past financial statements of the Borrower adopting the same prin ciples; provided that in each case referred to in this definition of "Generally Accepted Accounting Principles" a certified public accountant would, insofar as the use of such accounting prin ciples is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in Gener ally Accepted Accounting Principles) as to financial statements in which such principles have been properly applied. In the event of a change in Generally Accepted Accounting Principles, the Lenders and the Obligors will thereafter revise any covenants set forth in Sections 9.1 through 9.7 of this Agreement affected thereby in order to make such covenants as now applied consistent with Generally Accepted Accounting Principles then in effect.

         GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         GUARANTIES. Unlimited Guarantees of the Obligations executed and delivered by each of the Guarantors in favor of the Agent and the Lenders.

         GUARANTORS. Each of DTS, DTM and all presently existing and future Subsidiaries of DTS, DTM, or the Borrower.

         HAZARDOUS SUBSTANCES. Any substance (i) the presence of which requires or may hereafter require notification, investiga tion or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste," hazardous material" or "hazardous substance" or "controlled industrial waste" or "pol lutant" or "contaminant" under any present or future Environmen tal Law or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and any applicable local statutes and the regulations promulgated thereunder; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioac tive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, depart ment, commission, board, agency or instrumentality of any foreign country, the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over the Borrower; or (iv) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ("PCB's").

         INDEBTEDNESS. All obligations, contingent and otherwise, that in accordance with Generally Accepted Accounting Principles should be classified upon the consolidated balance sheet of DTS and its Subsidiaries as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all obligations for borrowed money or other extensions of credit whether or not secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of DTS and its Subsidiaries, and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (b) all obligations evidenced by bonds, notes, debentures or other similar instruments; (c) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (d) all guarantees, endorsements (other than endorsements in the ordinary course of business of negotiable instruments or documents for deposit or collection) and other contingent obligations whether direct or indirect in respect of indebtedness of others or otherwise, including any obligations with respect to puts, swaps, and other similar undertakings, any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit; (e) that portion of all obligations arising under Capital Leases that is required to be capitalized on the consol idated balance sheet of DTS and its Subsidiaries; and (f) all redeemable preferred stock of DTS or its Subsidiaries valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.

         INTERCOMPANY LOANS as defined in Section 5.2 hereof.

         INTERCOMPANY LOAN DOCUMENTS. The Promissory Notes, the Security Agreement, and Intercompany Cash Management Agreements, evidencing all loans among the Obligors, which documentation is being delivered to, and will be held by the Agent as additional Collateral securing the Obligations.

         INTERCOMPANY RECEIVABLES as defined in Section 5.2 hereof.

         INTEREST PAYMENT DATE. (a) As to any Base Rate Loan or any Reference Rate Loan, the Business Day immediately following the last day of the Interest Period relating thereto; and (b) as to any LIBOR Rate Loan, the last day of any Interest Period.

         INTEREST PERIOD. With respect to each Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending (i) for any Base Rate Loan or Reference Rate Loan, on the last day of each December, March, June, and September; and (ii) for any LIBOR Rate Loan, 30, 60, or 90 days as the Borrower may elect in the request for such Loan; and (b) thereafter, each period commencing on the last day of the preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

         (A) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

         (B) if any Interest Period with respect to a Base Rate Loan or Reference Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

         (C) if the Borrower shall fail to give notice as provided in Section 2.9, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto;

         (D) any Interest Period relating to any LIBOR Rate Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month; and

         (E) any Interest Period relating to any LIBOR Rate Loan that would otherwise extend beyond the Revolving Credit Loan Maturity Date shall end, instead, on the Revolving Credit Loan Maturity Date.

         INVENTORY. "Inventory" as defined in the UCC and all goods, wares, merchandise, raw materials, work in process, finished goods, and all packaging, advertising, and shipping materials and documents related to any of the foregoing, and all labels and other names or marks affixed or to be affixed thereto for iden tifying or selling the same, and other personal property of every description held for sale or lease or furnished or to be fur nished under a contract of sale or service, or used or consumed or to be used or consumed in any Person's business.

         INVENTORY RELIANCE RATIO. At any time, the ratio of (a) the sum of (i) the Obligors' Consolidated accounts payable plus (ii) the Outstanding balance of the Loans plus (iii) the amounts then available to be drawn under Outstanding Letters of Credit minus (iv) (A) from the Closing Date through November 30, 1997, the sum of $40,000,000.00; (B) from December 1, 1997 through November 30, 1998, the sum of $30,000,000.00; (C) from December 1, 1998 through November 30, 1999, the sum of $20,000,000.00; and (D) from and after December 1, 1999, the sum of $10,000,000.00 to (b) the sum of (i) the Obligors' Consolidated Inventory, plus (ii) Inventory-in-transit to any of the Obligors.

         INVESTMENTS. All expenditures made and all liabilities and commitments incurred (contingently or otherwise) for the purchase or acquisition of capital stock, partnership interests, or equity interests or securities, or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In deter mining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         ISSUING LENDER. Any Lender who issues Letters of Credit on behalf of the Borrower pursuant to the provisions of Section 3 of this Agreement. Any Person who issued a Letter of Credit under the Original Agreement shall be deemed an Issuing Lender hereunder with respect to any outstanding Letters of Credit issued by such Person under the Original Agreement.

         L/C REQUEST.  As defined in Section 3.5(a) hereof.

         LENDERS.  See Preamble.

         LETTERS OF CREDIT.  Documentary Letters of Credit and
Standby Letters of Credit.

         LIBOR BUSINESS DAY. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in the London interbank market.

         LIBOR LENDING OFFICE. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining LIBOR Rate Loans.

         LIBOR RATE. The quotient (rounded to the fourth decimal place) of (a) the rate at which FNBB's LIBOR Lending Office is offered Dollar deposits two LIBOR Business Days prior to the beginning of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the LIBOR Rate Loan to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate.

         LIBOR RATE LOANS. Those Loans bearing interest calculated by refer-ence to the LIBOR Rate.

         LOAN DOCUMENTS. This Agreement, the Notes, the Security Documents, all Letters of Credit, the Guaranties, the Intercompany Loan Documents, and other instruments, documents and agreements executed in connection therewith, as each may be modified, amended, supplemented or restated.

         LOANS. The Revolving Credit Loans to be made by the Lenders hereunder and including any loans made by the Lenders under Section 3.4 hereof.

         MAJORITY LENDERS. Prior to termination of the Commitments, Lenders whose Commitment Percentages aggregate not less than 51% of all Commitment Percentages. After termination of the Commitments, Lenders whose percentage of the Outstanding Obliga tions aggregate not less than 51% of all Outstanding Obligations.

         MAXIMUM RATE. As of any day, the highest nonusurious rate of interest (if any) permitted by applicable law on such day that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Indebtedness evidenced by the Notes under the laws which are presently in effect in the United States of America and the Commonwealth of Massachusetts applicable to the holders of the Notes and such Indebtedness or, to the extent permitted by law, under such applicable laws of the United States of America and the Commonwealth of Massachusetts which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         MULTIEMPLOYER PLAN. Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

         NOTE(S).  The Revolving Credit Notes.

         OBLIGATIONS. All indebtedness, obligations and liabilities of each of the Obligors to any of the Lenders and the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans or the Notes or other instruments at any time evidencing any thereof, all of the foregoing whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law of otherwise.

         OBLIGORS.  Collectively, the Borrower and the Guarantors.

         ORIGINAL AGREEMENT.  As defined in the recitals hereto.

         OUTSTANDING. The aggregate unpaid principal of the Loans and/or the Letters of Credit as of any date of determination.

         PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         PERMITTED INTERCOMPANY DISTRIBUTIONS. Distributions from Borrower or DTM to DTS, from DTS to Borrower or DTM, or from DTM to DTS or Borrower.

         PERMITTED LIENS. Liens, security interests and other encumbrances permitted by Section 8.2.

         PERSON. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         PROCESS AGENT. Robert C. Nusbaum, Esquire, whose address is 1700 Dominion Tower, Norfolk, Virginia 23510.

         REAL ESTATE. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

         RECORD. Any record, including computer records, maintained by any Lender with respect to any Loan.

         REFERENCE RATE. On any day, the LIBOR Rate quoted for Interest Periods of thirty (30) days. The Reference Rate shall be adjusted daily by the Agent based upon the LIBOR Rate quoted on such day.

         REFERENCE RATE LOANS. Those Loans bearing interest calculated by reference to the Reference Rate.

         REGISTER.  As defined in Section 18.3 hereof.

         RENTS. All consideration paid in the ordinary course of business by DTS and its Subsidiaries to any Person for the use or occupation of property under any operating lease to which DTS or any of its Subsidiaries is the lessee or obligor, determined in accordance with Generally Accepted Accounting Principles.

         REQUIRED LENDERS. Prior to termination of the Commitments, Lenders whose Commitment Percentages aggregate not less than 66 2/3% of all Commitment Percentages. After termination of the Commitments, Lenders whose percentage of the Outstanding Obliga tions aggregate not less than 66 2/3% of all Outstanding Obliga tions.

         REVOLVING CREDIT CEILING. $135,000,000.00 (subject to reduction as provided in Section 2.2, below).

         REVOLVING CREDIT MATURITY DATE. May 31, 2000, or such earlier date on which the Revolving Credit Loans shall become due and payable pursuant to the terms hereof.

         REVOLVING CREDIT LOANS. Revolving credit loans made or to be made by the Lenders to the Borrower pursuant to Section 2.

         REVOLVING CREDIT NOTE. As defined in Section 2.3 hereof.

         SECURITY DOCUMENTS. All security agreements, non-encum brance agreements and other instruments, documents, and agree ments from the Borrower and/or any Guarantor, granting a lien, security interest or other right in favor of the Agent and the Lenders in any asset of the Borrower or any Guarantor to secure the Obligations, whether such agreements now exist or hereafter arise.

         SOLVENT. With respect to any Person as of any date, that on such date
(i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         STANDBY LETTER OF CREDIT. Letters of Credit issued pursuant to the Original Agreement or pursuant to this Agreement, the drawing under which does not require the delivery of bills of lading, airway bills or other similar types of documents of title, or which are customarily referred to as standby letters of credit.

         STOCK OPTION PLAN. Any Stock Option Plans, Stock Incentive Plans, Employee Stock Purchase Plans, and any other plans of a similar nature of any of the Obligors in effect now or in the future.

         SUBSIDIARY. Any corporation, association, partnership, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests.

         TYPE. As to any Loan, its nature as a Base Rate Loan, Reference Rate Loan or a LIBOR Rate Loan.

         UCC. The Uniform Commercial Code as enacted in The Common wealth of Massachusetts, as such may be supplemented or amended and in effect from time to time.

         VOTING INTERESTS. Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.

         Section 1.2.  RULES OF INTERPRETATION.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms not otherwise defined herein have the meanings assigned to them by Generally Accepted Accounting Principles.

                  (f) The words "include", "includes" and "including" are not limiting.

                  (g) All terms which are defined in the UCC and are not otherwise specifically defined herein or by Generally Accepted Accounting Principles shall have the meanings assigned to them in the UCC.

                  (h) Reference to a particular "Section " refers to that section of this Agreement unless otherwise indicated.

                  (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

         Section 2. THE LOANS.

         Section 2.1. COMMITMENT TO MAKE REVOLVING CREDIT LOANS. (a) Subject to the terms and conditions set forth in this Agreement, each of the Lenders severally (and not jointly) agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Revolving Credit Maturity Date upon notice by the Borrower to the Agent given in accordance with Section 2.5, such sums as are requested by the Borrower up to a maximum aggregate principal amount Outstanding (after giving effect to all amounts requested) at any one time equal to such Lender's Commitment, (each a "Revolving Credit Loan"), provided, that the sum of the Outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) shall not at any time exceed the lesser of Availability or, when applicable, the amounts set forth in Section 2.1(b) hereof. The Revolving Credit Loans shall be made pro rata in accordance with each Lender's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 10 and
Section 11, in the case of the initial Revolving Credit Loan, and Section 11, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

         (b) For thirty (30) consecutive days between December 1 through March 1 of each year, the Outstanding Loans shall be reduced to an amount not to exceed the following, and during such thirty day period, the Borrower shall not borrow, and the Lenders shall have no obligation to lend, an amount which would cause the Outstanding Loans to exceed the following:

            Period                               Maximum Amount

   December 1, 1996 - March 1, 1997              $40,000,000.00
   December 1, 1997 - March 1, 1998              $30,000,000.00
   December 1, 1998 - March 1, 1999              $20,000,000.00
   December 1, 1999 - March 1, 2000              $10,000,000.00

In the event that on or before January 29 of each year the Borrower has failed to reduce and repay its Outstanding Loans so as to satisfy the provisions of this Section 2.1(b), then as of January 30 of such year, (i) to the extent that the Outstanding Loans exceed the Maximum Amount set forth above, the Borrower shall reduce the Outstanding Loans to such Maximum Amount, and (ii) the Outstanding Loans shall not thereafter exceed such Maximum Amount for such period of time as may be necessary for the Borrower to have satisfied the provisions of this Section 2.1(b).


         Section 2.2. REDUCTION OF REVOLVING CREDIT COMMITMENT. The Borrower shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Agent to reduce by an integral multiple of $1,000,000.00 or terminate entirely the unborrowed portion of the Lenders' Commit ment, whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. No reduction or termination of the Commitments may be reinstated.


         Section 2.3. THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (the "Revolving Credit Notes"), dated as of the Closing Date and completed with appropriate insertions. One Revolving Credit

Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment with respect to the Revolving Credit Loans. The Borrower irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Lender's Revolving Credit Note, an appropriate notation on such Lender's Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The Outstanding amount of the Revolving Credit Loans set forth on such Lender's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

         Section 2.4. INTEREST ON REVOLVING CREDIT LOANS.

         (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate equal to the aggregate of the Base Rate plus the Applicable Margin.

         (b) Each Reference Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate equal to the aggregate of the Reference Rate plus the Applicable Margin.

         (c) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate equal to the aggregate of the Applicable Margin plus the LIBOR Rate determined for such Interest Period.

         (d) The Borrower shall pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

         Section 2.5. REQUESTS FOR REVOLVING CREDIT LOANS. The Borrower shall give to the Agent telephonic notice (confirmed in writing (including by electronic mail) in the form of Exhibit B hereto) of each Revolving Credit Loan requested hereunder. Each such notice shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Lenders on the proposed Drawdown Date.

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



         (a) Notices for any Base Rate Loans or Reference Rate Loans shall be furnished to the Agent no later than 11:00 a.m. (Boston time) on the Business Day of the proposed Drawdown Date. Each such notice shall specify the principal amount of the Revolving Credit Loan requested. Each such notice shall be in a minimum amount of $100,000 or an integral multiple of $100,000 in excess thereof.

         (b) Notices for any LIBOR Rate Loans shall be furnished to the Agent by 12:00 noon (Boston time) two (2) LIBOR Business Days prior to the proposed Drawdown Date. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan and (iii) the Interest Period for such Revolving Credit Loan. Each such notice shall be in a minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof. Promptly upon the receipt of any notice of a LIBOR Rate Loan, the Agent shall notify each of the Lenders thereof.

         Section 2.6. MATURITY. The Borrower promises to pay on the Revolving Credit Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Maturity Date, all of the Revolving Credit Loans Outstanding on such date, together with any and all accrued and unpaid interest thereon.

         Section 2.7. MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS. If at any time the aggregate Outstanding principal balance of the Revolving Credit Loans exceeds Availability, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Lenders for application to the Revolving Credit Loans.

         Section 2.8. VOLUNTARY REPAYMENTS OF REVOLVING CREDIT LOANS. The Borrower shall have the right, at its election, to repay the Outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium; provided that the full or partial repayment of the Outstanding amount of any LIBOR Rate Loan may be made only on the last day of the Interest Period relating thereto. The Borrower shall furnish the Agent, no later than 10:00 a.m. Boston time, at least two (2) LIBOR Business Days prior written notice of any proposed repayment of any LIBOR Rate Loans, specifying the proposed date of payment and the principal amount to be paid. Each partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $100,000, and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans, and then to the principal of Reference Rate Loans, and finally, to the principal of LIBOR Rate Loans. No repayment hereunder shall postpone the date for, or reduce the amount of, any subsequent payment with respect to the Loans. Any Loans which are prepaid may be reborrowed, subject to the terms and conditions hereof.


         Section 2.9. CONVERSION OPTIONS.

         (a) The Borrower may elect from time to time to convert any Loan to a Loan of another Type, provided that (i) with respect to any such conversion of a LIBOR Rate Loan into a Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto; (ii) with respect to any such conversion of a Loan to a Loan of another Type, the Borrower shall give the Agent notice of such election no later than 12:00 noon (Boston time) two (2) LIBOR Business Days prior to the proposed date of conversion; and (iii) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. Any notice of conversion shall be in the form of Exhibit C, annexed hereto. All or any part of Outstanding Loans of any Type may be converted as provided herein, provided that (x) partial conversions shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $100,000.00 in excess thereof and (y) no more than five (5) Interest Periods for Revolving Credit Loans which are LIBOR Rate Loans may be outstanding at any one time. Each Conversion Request shall be irrevocable by the Borrower.

         (b) Any Loan of any Type may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.9(a); provided that no LIBOR Rate Loan may be con tinued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which the officers of the Agent active upon the Borrower's account have actual knowledge. The Agent shall notify the Lenders promptly when any such automatic conversion contem plated by this Section 2.9(b) is scheduled to occur.

         (c) In the event that the Borrower does not notify the Agent of the Borrower's election hereunder with respect to any Loan, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

         Section 2.10. FUNDS FOR LOANS.

         (a) Each Lender does hereby authorize the Agent to make all Loans, subject to the terms and conditions of this Agreement and not to exceed in the aggregate the sum of all Lenders Commitments, which are requested by the Borrower during any Business Day. Each Lender does hereby further irrevocably agree, whether or not an Event of Default has occurred or the Obligations have been accelerated, not later than 2:00 p.m. (Boston time) on each Business Day to make available to the Agent, at its Head Office, in immediately available funds, the amount of such Lender's Commitment Percentage of each Revolving Credit Loan to be made by the Agent on such Business Day after taking into account payments received by the Agent and applied to the Revolving Credit Loans on such Business Day. The failure or refusal of any Lender to make available to the Agent at the aforesaid time and place the amount of its Commitment Percentage of the Revolving Credit Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Agent the amount of such other Lender's Commitment Percentage of any Loan, nor shall such failure or refusal obligate any other Lender to fund such failing or refusing Lender's Commitment Percentage of any Loan. The Agent shall make the funds so received from the Lenders available to the Borrower by depositing such funds in an account of the Borrower maintained with any Lender and designated by the Borrower in its request for a Revolving Credit Loan pursuant to Section 2.5 hereof no later than
3.00 p.m. (Boston time) on the Drawdown Date thereof.

         (b) The Agent may, unless notified to the contrary by any Lender prior to 2:00 p.m. (Boston time) on the Drawdown Date, assume that such Lender has made available to the Agent the amount of such Lender's Commitment Percentage of the Loan made on such Drawdown Date. If any Lender makes available to the Agent such amount on a date after the Drawdown Date, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the weighted average, computed for the period referred to in clause (iii) below, of the interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such Lender's Commitment Percentage of such Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Lender's Commitment Percentage of such Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Lender. If the amount of such Lender's Commitment Percentage of such Loans is not made available to the Agent by such Lender within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the subject Loans made on such Drawdown Date.

         Section 3.  LETTERS OF CREDIT.

         Section 3.1.  ESTABLISHMENT OF LETTER OF CREDIT SUBLIMITS.

         (a) Subject to the terms and conditions of the within Agreement, until the earlier of (i) one hundred eighty (180) Business Days prior to the Revolving Credit Maturity Date or (ii) the occurrence of any Default, the Borrower may request that any Lender issue, and each Lender shall issue Letters of Credit.

Each such Letter of Credit shall be in such form, scope, and substance, as the Borrower and such Issuing Lender may agree from time to time.

         (b) The amount which the beneficiaries under all Documentary Letters of Credit then Outstanding may draw thereunder shall not at any time exceed the sum of $70,000,000.00.

         (c) The aggregate of (i) the amount which the beneficiaries under all Letters of Credit at any time Outstanding may draw thereunder, plus (ii) all Revolving Credit Loans then Outstanding, shall not exceed the Revolving Credit Ceiling.

         (d) No Lender shall be obligated to issue a Letter of Credit if upon such issuance, the aggregate of such Lender's Commitment Percentage of (i) all Outstanding Letters of Credit and (ii) all Revolving Credit Loans then Outstanding, would exceed such Lender's Commitment.

         (e) No Documentary Letter of Credit shall have an expiry date later than the earlier of:

                           (i) 180 days (or such longer period as may be approved by the Agent) after the issuance of such Documentary Letter of Credit; or

                           (ii) The Revolving Credit Maturity Date.

         (f) No Standby Letter of Credit shall have an expiry date later than the earlier of

                           (i) 365 days after the issuance of such Standby Letter of Credit; or

                           (ii) Ninety (90) days prior to the Revolving
         Credit Maturity Date.

         Section 3.2. LETTER OF CREDIT FEES.

         The Borrower shall pay to the Issuing Lender for any Letter of Credit such standard issuance, processing, fronting, amendment, negotiation and administrative fees on account of each Letter of Credit as the Issuing Lender and the Borrower may agree. All fees provided for in this Section shall be calculated in accordance with the provisions of Section 4.3 hereof and shall not be subject to refund or rebate under any circumstances.

         Section 3.4. EFFECT OF DRAWING UNDER LETTER OF CREDIT.

         The Borrower shall reimburse the Issuing Lender for the amount of any honoring of a Letter of Credit issued for the account of the Borrower and honored in accordance with the terms of such Letter of Credit. Any drawing or presentation which is not so reimbursed by the Borrower on the Business Day when so honored, shall constitute, a Loan (or if the Commitments have been terminated shall constitute a loan by each of the Lenders to be made in accordance with
Section 3.7 hereof pro rata in accordance with each Lender's Commitment Percentage). If, as the result of the making of any loan hereunder, the Borrower's Availability is then exceeded, the Borrower shall make a mandatory prepayment in the amount and manner described in Section 2.7(a) hereof.

         Section 3.5. REQUESTS FOR ISSUANCE OF LETTERS OF CREDIT.

         (a) The Borrower shall give the Issuing Lender such prior telephonic, electronic, or written notice of each request for Letter of Credit issuances (an "L/C Request") as such Issuing Lender may require, specifying the aggregate amount and requested issuance date (which shall be a Business Day). Thereafter, the Borrower shall promptly provide the Issuing Lender additional information with respect to any L/C Request as the Issuing Lender deems necessary or appropriate to respond to such L/C Request. Such L/C Request shall be irrevocable by the Borrower. Upon receipt of an L/C Request, the Issuing Lender shall promptly notify the Agent thereof.

         (b) Each request for the issuance of a Letter of Credit hereunder shall constitute a representation by the Borrower that the applicable conditions set forth in Articles 10 and 11, below, have been satisfied on the date of such request.

         (c) The Borrower shall execute and deliver to the Issuing Lender such further documents and instruments in connection with any Letter of Credit as the Issuing Lender, in accordance with the Issuing Lender's then customary practices with respect to similar facilities, reasonably may request.

         Section 3.6. INDEMNITY. The Borrower agrees to indemnify each Issuing Lender and hold it harmless from and against any and all claims, damages, losses, liabilities, costs and expenses whatsoever which it may incur or suffer by reason of or in connection with the execution and delivery or assignment of or payment or presentation under or in respect of any Letter of Credit issued by such Issuing Lender or any action taken or omitted to be taken with respect to any Letter of Credit issued by such Issuing Lender, except to the extent that any such claims, damages, losses, liabilities, costs or expenses shall be caused by the willful misconduct, gross negligence or bad faith of such Issuing Lender, it being understood that (x) in making such payment, such Issuing Lender's or its correspondent's exclusive reliance in good faith on the documents presented to and believed to be genuine by it in accordance with the terms of such Letter of Credit as to any and all matters set forth therein, including, without limitation, reliance in good faith on any affidavit presented pursuant to such

Letter of Credit and on the amount of any sight draft presented pursuant to any Letter of Credit whether or not any statement or any other documents presented pursuant to such Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein proves to be untrue or inaccurate in any respect whatsoever and (y) any such noncompliance in a nonmaterial respect shall, in each case, not be deemed willful misconduct, gross negligence or bad faith of such Issuing Lender. Upon demand by any Issuing Lender at any time, the Borrower shall reimburse such Issuing Lender for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing, except if the same is due to such Issuing Lender's gross negligence, bad faith, or willful misconduct as aforesaid. Without limiting the foregoing, the Borrower's indemnification provided herein shall include any claims, damages, losses, liabilities, costs, or expenses whatsoever which may be incurred by any Issuing Lender to any correspondent utilized by such Issuing Lender with respect to any Letter of Credit. The indemnities contained herein shall survive the expiration or termination of the Letters of Credit and this Agreement and shall be payable upon demand.

         Section 3.7. LETTER OF CREDIT PARTICIPATION AND CERTAIN PAYMENTS. (a) Each Lender agrees that by becoming a party to this Agreement, each such Lender, without any further action, shall be deemed to have taken, as of the date of issuance of each outstanding Letter of Credit for the account of the Borrower, an undivided participating interest from each Issuing Lender in all Letters of Credit issued for the account of the Borrower outstanding at such time and the Letter of Credit Agreements relating thereto in a percentage equal to such Lender's Commitment Percentage. Each Lender shall hold the relevant Issuing Lender harmless and indemnify such Issuing Lender for such Lender's pro rata share of any drawing under any Letter of Credit in which it has taken such an undivided participating interest under this Section 3.7.

         (b) The obligation of each Lender to make payments to an Issuing Lender with respect to any Letter of Credit issued for the account of the Borrower after having taken a participation therein as provided above shall be irrevocable and shall not be subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances (other than in the event of the Issuing Lender's negligence or willful misconduct with respect to such Letter of Credit), including without limitation any of the following circumstances:

                           (i) any lack of validity or enforceability of this Agreement, any of the Loan Documents, and all other documents and instruments executed by any of the Obligors or any Affiliate thereof and delivered to the Agent, the Issuing Lender thereof or any other

         Lender in connection with or related to the Loans, the Letters of Credit or the Collateral, together with any and all amendments, extensions, renewals and modifications thereof;

                           (ii) the existence of any claim, set-off, defense or other right which any Obligor may have at any time against the beneficiary named in any Letter of Credit or any transferee of any
         Letter of Credit (or any person for whom any such transferee may be acting), the Agent, the Issuing Lender thereof, any other Lender or any other person, whether in connection with this Agreement, such Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Obligor or any Subsidiary thereof and the beneficiary named in such Letter of Credit);

                           (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of this Agreement or any of the Loan Documents; or

                          (v) the occurrence of any Default or Event of Default.

         Section 3.8. ADDITIONAL PROVISIONS RELATING TO LETTERS OF CREDIT.

         (a) The obligations of the Borrower with respect to Letters of Credit shall be absolute and unconditional and shall rank pari pasu with the obligations of the Borrower to repay all other Obligations.

         (b) None of the Issuing Lender, the Issuing Lender's correspondents, any advising, negotiating, or paying bank with respect to any Letter of Credit, the Agent, or the Lenders shall be responsible in any way for:

                           (i) performance by any beneficiary under any Letter of Credit of that beneficiary's obligations to the Borrower; or

                           (ii) the form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any Letter of Credit if (with respect to the foregoing) such documents on their face appear to be in order.

         (c) The Issuing Lender may honor, as complying with the terms of any Letter of Credit and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of the creditors, liquidator, receiver, or other legal representative of the party authorized under such Letter of Credit to draw or issue such drafts or other documents.

         (d) Unless otherwise agreed to in the applicable Letter of Credit application, the Borrower hereby authorizes the Issuing Lender to (i) select an advising bank, if any; (ii) select a paying bank, if any; and (iii) select a negotiating bank.

         (e) The Issuing Lender, the Agent, and the Lenders shall have discharged their respective obligations under any Letter of Credit which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instruments (or by any other commercially reasonable and comparable method). The Issuing Lender, the Agent, and the Lenders do not assume any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

         (f) The Issuing Lender's, the Agent's and the Lenders' rights, powers, privileges and immunities specified in or arising under this Section with respect to Letters of Credit are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

         (g) The Letters of Credit, except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuing Lender, the Agent, and the account party of the subject Letter of Credit, will be governed by the Uniform Customs and Practice for Documentary Credits (1983 Revision), International Chamber of Commerce, Publication No. 400, and any subsequent revisions thereof.

         (h) The obligations of the Borrower under the within Agreement with respect to the Letters of Credit are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

                           (i) Any lack of validity or enforceability or restriction, restraint or stay in the enforcement of the within Agreement, any Letter of Credit, or any other agreement or instrument relating thereto.

                           (ii) The existence of any claim, set-off, defense, or other right which the Borrower may have at any time against the beneficiary of any Letter of Credit.

         Section 4. CERTAIN GENERAL PROVISIONS.

         Section 4.1. AGENT'S FEE. The Borrower shall pay to the Agent annually, for the Agent's own account, an Agent's fee in the sum of $25,000.00. Such Agent's fee shall be paid in equal quarterly installments, in advance, on the first day of each calendar quarter, commencing October 1, 1996. Such Agent's fee shall be deemed fully earned on each such anniversary and shall not be refundable in whole or in part under any circumstances.

         Section 4.2 FACILITY FEES. The Borrower agrees to pay to the Agent, for the accounts of the Lenders, in accordance with their respective Commitment Percentages, a facility fee calculated by multiplying the Facility Fee Rate by the Revolving Credit Ceiling as of the last day of each calendar quarter. Such facility fee shall be paid in equal quarterly installments, in arrears, on the first day of each calendar quarter, commencing January 1, 1997. Such facility fee shall be deemed fully earned on each such payment date and shall not be refundable in whole or in part under any circumstances.

         Section 4.3. FUNDS FOR PAYMENTS.

         (a) All payments of principal, interest, commitment fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Lenders and the Agent, on or before 12:00 noon (Boston time), at the Agent's head office at 100 Federal Street, Boston, Massachusetts 02110, or at such other location in the Boston, Massachusetts area that the Agent may from time to time designate, in each case in immediately available funds.

         (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or coun terclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Lenders or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such addi tional amount in Dollars as shall be necessary to enable the

Lenders or the Agent to receive the same net amount which the Lenders or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

         Section 4.4. COMPUTATIONS. All computations of interest on the Loans and of other fees payable by the Borrower to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Each change in the Base Rate shall be effective, for purposes of the determination of interest hereunder, contemporaneously with the effectiveness of such change in the Base Rate. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The Outstanding amount of the Loans as reflected on the Revolving Credit Note Records from time to time shall be considered correct and binding on the Borrower unless within ten (10) Business Days after receipt by the Borrower from the Agent of any notice of such Outstanding amount, the Borrower shall notify the Agent to the contrary.

         Section 4.5. INABILITY TO DETERMINE LIBOR RATE. In the event, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan or Reference Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any LIBOR Rate Loan or Reference Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Lenders) to the Borrower and the Lenders. In such event (a) any request for a Loan with respect to LIBOR Rate Loans or Reference Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each LIBOR Rate Loan or Reference Rate Loan on the last day of the then current Interest Period thereof will automatically become a Base Rate Loan, and (c) the obligations of the Lenders to make LIBOR Rate Loans and Reference Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Lenders.

         Section 4.6. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain LIBOR Rate Loans or Reference Rate Loans, such Lender shall forthwith give notice of such circumstances to the Borrower and thereupon (a) the Commitment of such Lender to make LIBOR Rate Loans or Reference Rate Loans or convert Loans of another type to LIBOR Rate Loans or Reference Rate Loans shall forthwith be sus pended and (b) the LIBOR Rate Loans and Reference Rate Loans then Outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable thereto or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Agent for the account of such Lender, upon demand by such Lender, any additional amounts necessary to compensate such Lender for any costs in curred by such Lender in making any conversion in accordance with this Section 4.6, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans or Reference Rate Loans hereunder and any amounts payable under Section 4.10 hereof.

         Section 4.7. ADDITIONAL COSTS, ETC. If any change in any applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

         (a) subject any Lender or the Agent to any tax, levy, impost (which is not applicable to such Lender or the Agent at the time of execution of this Agreement), duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Lender's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Lender or the Agent); or

         (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender under this Agreement or the other Loan Documents; or

         (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Lender; or

         (d) impose on any Lender or the Agent any other condi tions or requirements (which are not applicable to the Agent or such Lender at the time of execution of this Agreement) with respect to this Agreement, the other Loan Documents, the Loans, such Lender's Commitment, or any class of loans or commitments of which any of the Loans or such Lender's Commitment forms a part;

         (e) impose on any Lender any other conditions or requirements relating to any Letters of Credit (which are not applicable to the Agent or such Lender at the time of execution of this Agreement).

and the result of any of the foregoing is to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Lender's Commitment or Letters of Credit then, and in each such case, the Borrower will, upon demand made by the Agent or any such Lender at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Agent such additional amounts as will be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or other sum.

         Section 4.8. CAPITAL ADEQUACY. If any present or future law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Lender or the Agent or any corporation controlling such Lender or the Agent and such Lender or the Agent determines that the amount of capital required to be maintained by it is increased by or based upon the existence of the Loans or the Commitments made or deemed to be made pursuant hereto, then the Agent or any such Lender may notify the Borrower of such fact, and the Borrower shall pay to such Lender or the Agent from time to time on demand, as an additional fee payable hereunder, such amount as such Lender or the Agent shall determine in good faith and certify in a notice to the Borrower to be an amount that will adequately compensate such Lender in light of these circumstances for its increased costs of maintaining such capital.

         Section 4.9. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Section Section 4.7 or 4.8 and a brief explanation of such amounts which are due, submitted by any Lender or the Agent to the Borrower, shall be prima facie evidence that such amounts are due and owing.

         Section 4.10. INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense (including loss of anticipated profits based upon the then Applicable Margin) that such Lender may sustain or incur (including, without limitation, by virtue of acceleration after the occurrence of any Event of Default) as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a request for a Loan or a Conversion Request (c) the making of any payment of a LIBOR Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan or Reference Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans. The within indemnification shall not apply, however, to any loss, cost, or expense which any Lender may incur if a court of competent jurisdiction finally determines (after all appeals have been exhausted or waived) that such loss, cost, or expense was incurred by virtue of the Lender's bad faith, gross negligence, or willful misconduct.

         Section 4.11. INTEREST AFTER DEFAULT. Following the occurrence of an Event of Default, principal and (to the extent permitted by applicable law) interest on the Loans and all other amounts payable hereunder or under any of the other Loan Documents, at the option of the Agent, shall bear interest (com pounded daily) payable on demand at a rate per annum equal to the aggregate of the Base Rate plus three and one-half percent (3 1/2%) per annum.

         Section 5. COLLATERAL SECURITY.

         Section 5.1. COLLATERAL. (a) The Obligations shall be secured by a first priority security interest to be held by the Agent (subject only to Permitted Liens) in the Collateral.

         (b) Except as provided in Section 5.2 hereof, the Agent agrees not to perfect any security interest granted under the Security Documents unless and until the occurrence of an Event of Default hereunder, in which case such perfection shall be obtained at the Obligors' cost. Simultaneously with the execution of this Agreement, each Obligor shall execute any and all documents reasonably necessary to obtain such perfection (excluding perfection of a security interest in Collateral located in retail locations), and Agent shall hold such documents and shall not record same until after the occurrence of an Event of Default. In addition, each Obligor shall immediately notify Agent in the event the location of any such Collateral changes and will execute such additional filing documents which would be necessary to perfect such security interest. Upon the occurrence of an Event of Default, Obligors shall execute such additional documents as requested by Agent necessary to perfect Lenders' security interest in all of the Collateral (excluding the Collateral located in the retail store locations of DTS), and Agent shall record such documents in all appropriate jurisdictions necessary or in Agent's opinion advisable, to

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



perfect such security interests, unless the Majority Lenders object to said filing in writing delivered to Agent within ten (10) Business Days following receipt of notice of Agent's intent to file such UCC financing statements; provided, however, Obligors shall not be third party beneficiaries of this provision. Such recordation and filing fees shall be immediately reimbursed by Obligors to Agent and, if not reimbursed within two (2) Business Days after request therefor by Agent, such amounts shall begin to accrue interest at the default rate set forth in Section 4.11 hereof.

         Section 5.2. INTERCOMPANY RECEIVABLES, CHATTEL PAPER, CONTRACT RIGHTS. Notwithstanding the foregoing, the Obligations shall also be secured by a perfected, first priority security interest in all of any Obligor's receivables due, or to become due, from another Obligor or any other Affiliate of the Obligors and arising from the sale by an Obligor of inventory or other property or services to another Obligor or any other Affiliate ("Intercompany Receivables") and all amounts due or to become due from any Obligor or any other Affiliates for loans, and/or other advances by any Obligor of funds or property to another Obligor or other Affiliates ("Intercompany Loans"), and the Intercompany Loan Documents, together with all contract rights or other general intangibles contained in or arising from any and all notes, security agreements, and chattel paper including the Intercompany Loan Documents (which such notes, security agreements and chattel paper shall be held by Lenders) and instruments, documents, or agreements evidencing and/or governing such Intercompany Receivables and Intercompany Loans.

         Section 6. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Agent and the Lenders as follows.

         Section 6.1. CORPORATE AUTHORITY; ETC.

         (a) Incorporation; Good Standing. Each of the Borrower, DTS, and DTM
(i) is a Virginia corporation, validly existing and in good standing under the laws of the State of Virginia (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and
(iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where Collateral is located and in each other jurisdiction where such qualification is necessary except where a failure to be so qualified in such other jurisdiction would not have a materially adverse effect on the business, assets or financial condition of such Obligor.

         (b) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which any Obligor or the Founders is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of each Obligor, (ii) have been duly authorized by all necessary proceedings, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule, regulation or agreement to which any Obligor is subject or any judgment, order, writ, injunction, license or permit applicable to any Obligor, and (iv) do not and will not conflict with any provision of any Obligor's organization documents or other charter documents or bylaws of, or any agreement or other instrument binding upon, any Obligor.

         (c) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which each Obligor is or is to become a party will result in valid and legally binding obligations of each Obligor enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         Section 6.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower or any Obligor is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of related financing statements in the appropriate records office with respect thereto.

         Section 6.3. TITLE TO PROPERTIES; LEASES. DTS and its Subsidiaries own, or possess under Capitalized Leases, all of the assets reflected in the consolidated balance sheet of DTS and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), and such assets are not subject to any mortgages, leases (other than Capitalized Leases), conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

         Section 6.4. SOLVENCY; FINANCIAL STATEMENTS. Each of the Obligors (other than DTM) is solvent. The following financial statements have been furnished to each of the Lenders:

         (a) A consolidated balance sheet of DTS and its Subsidiaries as of December 31, 1995, and a consolidated statement of income for the fiscal year then ended, accompanied by an auditor's report prepared without qualification by KPMG Peat Marwick or another independent certified public accountant selected by DTS and satisfactory to the Agent. Such balance sheet and statement of income have been prepared in accordance with Generally Accepted Accounting Principles and fairly present the financial condition of DTS and its Subsidiaries as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of DTS or any of its Subsidiaries as of such date involving material amounts, known to the officers of DTS or any of its Subsidiaries not disclosed in said balance sheet and the related notes thereto.

         (b) A consolidated balance sheet, a consolidated statement of income and a consolidated statement of cash flow of DTS and its Subsidiaries for each of the fiscal quarters of DTS ended since December 31, 1995 certified by the chief financial officer of DTS to have been prepared in accordance with Generally Accepted Accounting Principles consistent with those used in the preparation of the annual audited statements delivered pursuant to paragraph (a) above and to fairly present the financial condition of DTS and its Subsidiaries as at the close of business on the dates thereof and the results of operations for the fiscal quarters then ended (subject to year-end adjustments). There are no contingent liabilities of DTS or any of its Subsidiaries as of such dates involving material amounts, known to the officers of DTS or any of its Subsidiaries, not disclosed in such balance sheets and the related notes thereto.

         Section 6.5. NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of the Borrower, DTS or its Subsidiaries as shown on or reflected in the consolidated balance sheet of DTS and its Subsidiaries as of the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower, DTS or its Subsidiaries.

         Section 6.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. The Obligors possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

         Section 6.7. LITIGATION. Except as stated on Schedule 6.7, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of the Borrower, threatened against any Obligors before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of any Obligor or materially impair the right of any Obligor to carry on business substantially as now conducted by it, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the Consolidated balance sheet of DTS and its Subsidiaries, or which question the validity of this Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

         Section 6.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. None of the Obligors is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of any Obligor. None of the Obligors is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of any Obligor.

         Section 6.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. None of the Obligors is in violation of any provision of its charter or other organization documents, by-laws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of any Obligor.

         Section 6.10. TAX STATUS. Each Obligor (a) has made or filed, or placed under lawful extension, all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject,
(b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any juris diction, and the officers of the Borrower know of no basis for any such claim.

         Section 6.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

         Section 6.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. None of the Obligors is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.
         Section 6.13. ABSENCE OF UCC FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, to Borrower's knowledge, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any Collateral or rights thereunder.

         Section 6.14. SETOFF, ETC. The Collateral and the rights of the Agent and the Lenders with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Obligors are the owner of the Collateral free from any lien, security interest, encumbrance and, to the knowledge of the Borrower, any other claim or demand, except for Permitted Liens.

         Section 6.15. CERTAIN TRANSACTIONS. Except as set forth on Schedule 6.15, none of the officers, directors, or employees of any Obligor is presently a party to any transaction with any Obligor (other than for services as employees, officers and directors), including any contract, agreement or other arrange ment providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director or such employee or, to the knowledge of the Borrower, any corpora tion, partnership, trust or other entity in which any officer, trustee, director, or any such employee has a substantial inter est or is an officer, director, trustee or partner.

         Section 6.16. EMPLOYEE BENEFIT PLANS; MULTIEMPLOYER PLANS; GUARANTEED PENSION PLANS.

         (a) Neither the Borrower nor any ERISA Affiliate maintains or contributes to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan other than as set forth in Schedule 6.16 hereof.

         (b) (i) No Reportable Event has occurred and is continuing with respect to any such Plan; (ii) PBGC has not instituted proceedings to terminate any such Plan; (iii) none of the Obligors has (A) incurred any liability to PBGC with respect to any such Plan other than for premiums not yet due or payable, or (B) instituted or does not intend to institute proceedings to terminate any such Plan under Sections 4041 or 4041A of ERISA or withdraw from any Multi-Employer Pension Plan (as that term is defined in Section 3(37) of ERISA); (iv) each such Plan of the Obligors has been maintained and funded in all material respects in accordance with its terms and with all provisions of ERISA and the Code applicable thereto; (v) where applicable, each of the Obligors has complied with all applicable minimum funding requirements of ERISA and the Code with respect to each Plan; (vi) there are no unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) with respect to any such Plan of any of the Obligors which pose a risk of causing a lien to be created in its assets; and
(vii) no material prohibited transaction under the Code or ERISA has occurred with respect to any such Plan of any of the Obligors.

         Section 6.17. REGULATIONS U AND X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

         Section 6.18. ENVIRONMENTAL COMPLIANCE. Except as disclosed on Schedule 6.18,

         (a) the operations of the Obligors comply with all applicable Environmental Laws;

         (b) none of the operations of any Obligor is the subject of any judicial or administrative proceeding alleging the violation of any Environmental Laws;

         (c) none of the operations of any Obligor is the subject of any federal or state investigation evaluating whether the Borrower or any of the Subsidiaries disposed of any hazardous or toxic waste, substance or constituent at any site that may require remedial action, or any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent into the environment;

         (d) none of the Obligors has filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a hazardous or toxic waste, substance or constituent into the environment;

         (e) none of the Obligors has any contingent liability of which the Borrower has knowledge or reasonably should have knowledge in connection with any release of any hazardous or toxic waste, substance or constituent into the environment, nor has any Obligor received any notice, letter or other indication of potential liability arising from the disposal of any hazardous or toxic waste, substance or constituent into the environment.

         Section 6.19. SUBSIDIARIES. Schedule 6.19 sets forth all of the Subsidiaries of the Borrower and DTS. Except as set forth in Schedule 6.19, the Borrower or DTS, as applicable, is the owner, free and clear of all liens and encumbrances, of all of the issued and outstanding capital stock of each Subsidiary. Except as set forth in Schedule 6.19, all shares of such stock have been validly issued and are fully paid and nonassessable and no rights to subscribe to any additional shares have been granted, and no options, warrants, or similar rights are outstanding.

         Section 6.20. LOAN DOCUMENTS. All of the representations and warranties of any Obligor made in the other Loan Documents or any document or instrument delivered to the Agent or the Lenders pursuant to or in connection with any of such Loan Documents are true and correct in all material respects.

         Section 6.21. TRADE NAMES. The Obligors do not transact or engage, and have not transacted or engaged, in business under any names other than those set forth in Schedule 6.21 hereto.

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


         Section 6.22. STOCK OWNERSHIP AND PLEDGE. The Founders have Beneficial Ownership of not less than ten percent (10%) of the aggregate of (a) all issued and outstanding voting capital stock and (b) other ownership rights and interests in DTS voting capital stock. DTS owns all of the stock and other ownership rights and interest in the Borrower and DTM. Except as set forth in
Schedule 6.19 and except for options to purchase capital stock of DTS granted pursuant to the Stock Option Plan, which are consistent in all respects with written descriptions thereof previously provided to the Lenders, there are no liens, encumbrances, options, warrants, claims or other rights of any other parties to any stock or ownership rights or interests in any Obligor. DTS has furnished to the Lenders complete copies of any and all stockholders, shareholders or other agreements (and all amendments thereto) affecting ownership rights or interests in the capital stock of the Obligors.

         Section 7. AFFIRMATIVE COVENANTS. The Obligors covenant and agree that, so long as any Obligation is Outstanding or any Lender has any obligation to make any Loan:

         Section 7.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest, fees and other Obligations provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes, as well as all other sums owing pursuant to the Loan Documents.

         Section 7.2. MAINTENANCE OF OFFICE. The Borrower will maintain its chief executive office in Norfolk, Virginia, or at such other place in the United States of America as the Borrower shall designate upon not less than thirty (30) days prior written notice to the Agent and the Lenders.

         Section 7.3. RECORDS AND ACCOUNTS. Each Obligor will (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with Generally Accepted Accounting Principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties, contingencies, and other reserves.

         Section 7.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to each of the Lenders:

                  (a) As soon as practicable, but in any event not later than one hundred twenty (120) days after the end of each fiscal year of DTS, the audited consolidated balance sheet of DTS and its Subsidiaries at the end of such year, and the related audited consolidated statements of earnings and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with
         Generally Accepted Accounting Principles, and accompanied by an auditor's report prepared without qualification by KPMG Peat Marwick (or by another independent certified public accountant acceptable to the Agent), together with the notes accompanying the financial statements.

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


                  (b) As soon as practicable, but in any event not later than forty-five (45) days after the end of each fiscal quarter of DTS, copies of the unaudited consolidated balance sheet of DTS and its Subsidiaries as of the end of such quarter, and the related unaudited consolidated statements of income and cash flow for such quarter and that portion of the fiscal year of DTS then elapsed, all in reasonable detail and prepared in accordance with Generally Accepted Accounting Principles, in each case setting forth in comparative form the figures for the corresponding period of the prior fiscal year, together with a certification by the principal financial or accounting officer of DTS that the information contained in such financial statements fairly presents the financial position of DTS and its Subsidiaries on the date thereof (subject to year-end adjustments). In addition, the Borrower shall include an analysis of gross margins and of "same store sales", as applicable for each Obligor, in form satisfactory to the Lenders.

                  (c) Simultaneously with the delivery of the financial statements referred to in subsections (a) and (b), above, a statement in the form of Exhibit D hereto signed by the principal financial or accounting officer of the Borrower and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section Section 9.1 through 9.7 and (if applicable) reconciliations to reflect changes in Generally Accepted Ac counting Principles since the Balance Sheet Date.

                  (d) As soon as available and in any event within ninety (90) days after the close of each Fiscal Year, (i) copies of internally prepared unaudited consolidated and consolidating balance sheets and statements of income of Obligors for such Fiscal Year prepared in a manner consistent with past practice and in form and substance satisfactory to the Lenders and (ii) internally prepared reports reflecting gross margin results and providing such "same store" analysis of financial performance as the Lenders may request, all of which shall be in form satisfactory to the Lenders.

                  (e) As soon as practicable, but in any event not later than sixty (60) days after the close of each Fiscal Year, monthly projections of the financial condition and results of operations of the Obligors for the current fiscal year and annual projections thereof for each fiscal year thereafter through and including the Fiscal Year of the Revolving Credit Maturity Date, including, but not limited to, a projected Consolidated balance sheet, statement of operations, and statement of cash flows for each of such Fiscal Years.

                  (f) Contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of any Obligor.

                  (g) Contemporaneously with any Obligor's receipt thereof, copies of all accountants' management letters.

                  (h) From time to time such other financial data and information as the Agent or any Lender may reasonably request.

         Section 7.5. NOTICES.

                  (a) Defaults. The Borrower will, and shall cause each other Obligor to, promptly notify the Agent and each of the Lenders in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which any Obligor is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would have a material adverse effect on any Obligor, the Borrower shall, and shall cause each other Obligor to, forthwith give written notice thereof to the Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

                   (b) Environmental Events. The Borrower will, and will cause each other Obligor to, promptly give notice to the Agent (i) of any violation of any Environmental Law that any Obligor reports in writing or is reportable by such Person in writing to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any inquiry, proceeding, investiga tion, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that in either case involves any Real Estate or has the potential to materially affect the assets, liabilities, financial condition or operations of any Obligor or the Agent's security interests pursuant to the Security Documents.

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


                  (c) Notification of Claims against Collateral. The Borrower will, and will cause each other Obligor to, immediately upon becoming aware thereof, notify the Agent and each of the Lenders in writing of any setoff, claims (including, with respect to any Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the rights of the Agent or the Lenders with respect to the Collateral, are subject.

                  (d) Notice of Litigation and Judgments. The Borrower will, and will cause each other Obligor to, give notice to the Agent and each of the Lenders in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any Obligor or to which any Obligor is or is to become a party involving an uninsured claim against any Obligor that could reasonably be expected to have a materially adverse effect on any Obligor and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each other Obligor to, give notice to the Agent and each of the Lenders, in writing, in form and detail satisfactory to the Agent and each of the Lenders, within ten (10) days of any judgment in excess of $100,000.00, not covered by insurance, final or otherwise, against any Obligor.

         Section 7.6. EXISTENCE; MAINTENANCE OF PROPERTIES. Each Obligor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Virginia corporation. The Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises and those of the other Obligors. Each Obligor (a) will cause all of its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Obligor may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will each continue to engage primarily in the businesses now conducted by it and in related businesses.

         Section 7.7. INSURANCE. Schedule 7.7 sets forth all presently existing insurance maintained by the Obligors. The Obligors will maintain insurance on all Collateral as required by the Loan Documents and will maintain with respect to its other properties, with financially sound and reputable insurers, insurance with respect to such properties and its business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

         Section 7.8. TAXES. Each Obligor will duly pay and dis charge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or sup plies; provided, however, that Obligors shall not be required to pay any such tax, assessment, charge or levy if and so long as the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings, appropriate accruals and cash reserves therefor have been established in accordance with GAAP and no lien with respect thereto has been filed against such Obligor or any of its assets.

         Section 7.9. INSPECTION OF PROPERTIES AND BOOKS. (a) Each Obligor shall permit the Agent or any of the Agent's designated representatives upon twenty-four (24) hours prior notice to the Borrower (at the Borrower's expense), to visit and inspect any of the properties of any Obligor to examine the books of account of any Obligor (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of any Obligor with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent may reasonably request (but in no event in excess of twice in any fiscal year if no Default has arisen).

         (b) Without limiting the rights of the Agent and the Lenders under
Section 7.9(a), above, the Obligor shall permit the Agent, at the Borrower's expense, to undertake at least one (1) commercial finance examination annually.

         Section 7.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. Each Obligor will comply with (a) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (b) the provisions of its corporate charter and other charter documents and by-laws, (c) all agreements and instruments to which it is a party or by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments except for violations which, in the aggregate, do not have a material adverse effect on the business, operations, properties, assets, or financial condition of such Obligor. If at any time while any Obligation is Outstanding or the Lenders have any obligation to make Loans hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any Obligor may fulfill any of its obligations hereunder, each Obligor will promptly take or cause to be taken all reasonable steps to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Lenders with evidence thereof.


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


         Section 7.11. USE OF PROCEEDS. The Borrower will use the proceeds of the Revolving Credit Loans solely to refinance existing Indebtedness, for working capital, and for Capital Expenditures.

         Section 7.12. ERISA COMPLIANCE. Each of the Obligors shall at all times make prompt payment of all contributions required under all Employee Benefit Plans, Multiemployer Plans and Guaranteed Pension Plans and required to meet the minimum funding standard set forth in ERISA with respect to all such Plans.

         Section 7.13. BANK ACCOUNTS. Each Obligor shall maintain all of its principal operating and other deposit accounts with any one or more of the Lenders.

         Section 7.14. FURTHER ASSURANCES. Each Obligor will cooperate with the Agent and the Lenders and execute such further instruments and documents as any Lender or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

         Section 8. CERTAIN NEGATIVE COVENANTS. The Obligors covenant and agree that, so long as any Obligation is Outstanding or any of the Lenders has any obligation to make any Loans:

         Section 8.1. RESTRICTIONS ON INDEBTEDNESS. No Obligor will create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                  (a) Indebtedness to the Lenders arising under any of the Loan Documents;

                  (b) current liabilities of any Obligor incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;


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



                  (c)  Indebtedness   in   respect   of   taxes,   assessments,
         governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.8;

                  (d) Indebtedness in respect of judgments or awards not in excess of $2,000,000.00 in the aggregate that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Obligor shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                  (e) endorsements for collection, deposit or negotia tion and warranties of products or services, in each case incurred in the ordinary course of business;

                  (f)  the Intercompany Loans;

                  (g) Indebtedness incurred for the construction of the new distribution and office center for the Obligors, the terms of which Indebtedness are approved by the Agent in its discretion, which approval shall not be unreasonably withheld; and

                  (h) Indebtedness existing on the date of this Agreement and listed and described on Schedule 8.1 hereto.

         Section 8.2. RESTRICTIONS ON LIENS, ETC.. No Obligor will (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that any Obligor may create or incur or suffer to be created or incurred or to exist:


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



                           (i) liens in favor of any Obligor on all or part of
                    the assets of another Obligor securing Indebtedness owing by such other Obligor;

                           (ii) liens on properties to secure taxes, assessments
                    and other government charges or claims for labor, material or supplies in respect of obligations not overdue;

                           (iii) deposits or pledges made in connection with, or
                    to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                           (iv) liens on properties in respect of judgments or
                    awards, the Indebtedness with respect to which is permitted by Section 8.1(d);

                           (v) liens of carriers, warehousemen, mechanics and
                    materialmen, and other like liens on properties in existence less than 40 days from the date of creation thereof in respect of obligations not overdue;

                           (vi) encumbrances on properties consisting of
                    easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which any Obligor is a party, and other minor liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of any Obligor, which defects do not individually or in the aggregate have a materially adverse effect on the business of any Obligor individually or of DTS and its Subsidiaries on a consolidated basis.

                           (vii) presently outstanding liens listed on Schedule
                    8.2 hereto; and

                           (viii) liens in favor of the Agent and the Lenders
                    under the Loan Documents.

         Section 8.3. RESTRICTIONS ON INVESTMENTS. No Obligor will make or permit to exist or to remain outstanding any Investment, except Investments which constitute:

                  (a) short term Investments (determined in accordance with Generally Accepted Accounting Principles), including, without limitation, marketable direct or guaranteed obligations of the United States of America; demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks; securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof; and repurchase agreements secured by any of the foregoing; and

                  (b) Investments existing on the date hereof and listed on Schedule 8.3 hereto.

         Section 8.4. MERGER, CONSOLIDATION. Without the prior written consent of the Agent, no Obligor will become a party to any merger or consolidation, or agree to or effect any asset acquisition or disposition or stock acquisition or disposition (other than the acquisition or disposition of assets in the ordinary

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


course of business for fair consideration and consistent with past practices) except (i) the merger or consolidation of one or more of the Subsidiaries of DTS with and into DTS, or (ii) the merger or consolidation of two or more Subsidiaries of DTS.

         Section 8.5. SALE AND LEASEBACK. Without the prior written consent of the Agent (which shall not be unreasonably withheld), no Obligor will enter into any arrangement, directly or indirectly, whereby any Obligor shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that such Obligor intends to use for substantially the same purpose as the property being sold or transferred.

         Section 8.6. COMPLIANCE WITH ENVIRONMENTAL LAWS. No Obligor will do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except in full compliance with Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in full compliance with Environmental Laws, (c) generate or dispose of any Hazardous Substances on any of the Real Estate except in full compliance with Environmental Laws, or (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release.

         Section 8.7. DISTRIBUTIONS. Except for (a) Permitted Intercompany Distributions or (b) as otherwise specifically permitted hereunder or (c) as to which the Agent shall hereafter consent in writing, no Obligor will make any Distributions.

         Section 8.8. SUBSIDIARIES. Without limiting the provisions of Section 8.3, no Obligor shall acquire, form, or otherwise invest in any Subsidiary, without the prior written consent of the Agent which consent shall not be unreasonably withheld. Without limiting the foregoing, the Obligors acknowledge that the Agent's consent may be conditioned upon, among other things, the Agent's receipt of a security interest in the Subsidiary's capital stock and assets in order to secure the Obligations.

         Section 8.9. FISCAL YEAR. The fiscal year of DTS and its Subsidiaries presently ends on December 31 of each year. The Obligors shall not change their fiscal year end without furnishing prior written notice thereof to, and first obtaining the consent of, the Lenders, which consent shall not be unreasonably withheld or delayed.

         Section 8.10. LOANS AND ADVANCES. The Obligors will not make any loans or advances to any Person other than:

                  (a) Loans and advances existing on the date hereof and listed on Schedule 8.10 hereof; and


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

                  (b) Loans and advances to and among the Obligors for working capital purposes pursuant and subject to the terms of the Intercompany Loan Documents.

                  (c) Loans and advances to employees of the Obligors (excluding the Founders), which do not exceed the sum of $25,000.00 to any single employee or $100,000.00 in the aggregate to all employees.

         Section 8.11. TRANSACTIONS WITH AFFILIATES. Each of the Obligors may enter into transactions with (except for making loans to) Affiliates or shareholders upon terms not less favorable to any such Obligor than would be obtainable at the time in comparable transactions of such Obligor in arms' length dealings with Persons other than Affiliates or shareholders and shall immediately disclose in writing any of said transactions to the Lenders.

         Section 8.12. STOCK OWNERSHIP. Unless the Lenders shall agree otherwise in writing,

                  (a) the Founders shall have Beneficial Ownership of shares in DTS constituting at least ten percent (10%) of the aggregate of (i) DTS's issued and outstanding voting capital stock and (ii) all other rights and interests to DTS's voting capital stock, free and clear of all liens and encumbrances; and

                  (b) there shall not occur any Change in Control with respect to any of the Obligors.

         Section 8.13. AMENDMENTS TO ORGANIZATIONAL DOCUMENTS. The Obligors shall not amend their articles of incorporation or bylaws, and shall not designate, issue, create, or authorize additional classes of stock (common or preferred) without the prior written consent of Lenders.

         Section 9. FINANCIAL COVENANTS OF THE BORROWER. The Obligors covenant and agree that, so long as any Obligation is Outstanding or any Lender has any obligation to make any Loans:

         Section 9.1. TANGIBLE NET WORTH. At the end of each fiscal year of the DTS, DTS and its Subsidiaries shall maintain a Consolidated Tangible Net Worth equal to the sum of (i) the Consolidated Tangible Net Worth as of the immediately preceding fiscal year end plus (ii) the greater of (A) $20,000,000.00 or (B) seventy-five percent (75%) of the Consolidated Net Income (or Deficit) for the fiscal year in which the determination of the Borrower's compliance with this Section is then being made; provided that, for purposes of determining compliance with this Section 9.1 for the fiscal year ending December 31, 1996 only, Consolidated Tangible Net Worth shall be measured on an unaudited pro forma basis and calculated in the same manner as set forth in Securities and Exchange Commission Form 10K submitted by DTS for the fiscal year ending December 31, 1995 and further provided that, for purposes of determining

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


compliance with this Section 9.1 for the fiscal year ending December 31, 1997, the audited Consolidated Tangible Net Worth of DTS and its Subsidiaries as of December 31, 1996 (and not the amount calculated pursuant to the above proviso) shall be utilized for purposes of subparagraph (i) above.

         Section 9.2. FUNDED DEBT TO EBITDA RATIO. The Borrower shall not permit the ratio of Funded Debt to EBITDA, measured quarterly in arrears on a rolling four (4) quarter basis, to be greater than the following:

         Quarterly Periods Ending in                                   Ratio

                  Fiscal Year 1996                                     2.25:1
                  Fiscal Year 1997                                     1.85:1
                  Fiscal Year 1998                                     1.50:1
                  Fiscal Year 1999                                     1.50:1
                  Fiscal Year 2000                                     1.50:1

         Section 9.3. OPERATING CASH FLOW TO DEBT SERVICE RATIO. The Borrower shall not permit the ratio of Consolidated Operating Cash Flow to Debt Service Charges, measured quarterly on a rolling four (4) quarter basis, to be less than the following:

         Quarterly Periods Ending                             Minimum Ratio

         Each of the first three fiscal quarters in
         fiscal year 1996                                       1.50:1

         Fiscal year End 1996 and each fiscal quarter
         thereafter                                             2.00:1

         Section 9.4. MAXIMUM CAPITAL EXPENDITURES. The Obligors shall not make or incur Capital Expenditures (exclusive of costs related to the construction of the new distribution and office center) in excess of the following amounts for the following periods:

         Period                                      Maximum Amount

         Fiscal Year 1996                            $20,000,000
         Fiscal Year 1997                            $25,000,000
         Fiscal Year 1998                            $30,000,000
         Fiscal Year 1999                            $35,000,000
         First Five Months of
         Fiscal Year 2000                            $20,000,000


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

         Section 9.5. INVENTORY RELIANCE. The Borrower shall not permit its Inventory Reliance Ratio to exceed the following amounts during the following periods:

         Period                                                       Ratio

         Each of the first three fiscal quarters in
         fiscal year 1996                                            0.95:1

         Fiscal Year End 1996                                        0.65:1

         Each of the first three fiscal quarters in
         fiscal year 1997                                            0.90:1

         Fiscal Year End 1997                                        0.65:1

         Each of the first three fiscal quarters in
         fiscal year 1998                                            0.85:1

         Fiscal Year End 1998                                        0.65:1

         Each of the first three fiscal quarters in
         fiscal year 1999                                            0.75:1

         Fiscal Year End 1999                                        0.65:1

         The first fiscal quarter in fiscal year 2000                0.75:1

In the event that the foregoing ratio is not satisfied for any period, the Obligors may resubmit to the Agent a Compliance Certificate with respect to the Inventory Reliance Ratio as of, and on, a date thirty (30) days after the end of the period for which the ratio was not satisfied. No Event of Default shall be deemed to have occurred hereunder if the resubmitted Compliance Certificate reflects that the Obligors are in compliance with the Inventory Reliance Ratio as of the resubmission date.

         Section 9.6. CURRENT RATIO. The Borrower shall not permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than the following as of the following periods:

         Fiscal Quarter Ending

                  December 31, 1996                                1.25:1.00
                  March 31, 1997                                   1.35:1.00
                  June 30, 1997                                    1.35:1.00
                  September 30, 1997                               1.35:1.00
                  December 31, 1997 and each Fiscal
                  Quarter End thereafter                           1.50:1.00

         Section 9.7. SOLVENCY. Each of the Obligors (other than DTM) shall remain Solvent at all times.

         Section 10. CLOSING CONDITIONS. The obligations of the Agent and the Lenders to make the Revolving Credit Loans and of the Lenders to issue Letters


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


of Credit, respectively, shall be subject to satisfaction of the following conditions precedent:

         Section 10.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders.

         Section 10.2. CERTIFIED COPIES OF ORGANIZATION DOCUMENTS. Each of the Lenders shall have received from the Obligors a copy, certified as of a recent date by the appropriate officer of the State in which each Obligor is organized to be true and complete, of the corporate charter and any other organization documents of such Obligor as in effect on such date of certification.

         Section 10.3. BY-LAWS; RESOLUTIONS. All action on the part of the Obligors necessary for the valid execution, delivery and performance by the Obligors of this Agreement and the other Loan Documents to which they are or are to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to each of the Lenders. Each of the Lenders shall have received from the each Obligor true copies of its by-laws and the resolutions adopted by its board of directors authorizing the transactions described herein, each certified by such Obligor's secretary as of a recent date to be true and complete.

         Section 10.4. INCUMBENCY CERTIFICATE; AUTHORIZED SIGNERS. Each of the Lenders shall have received from the Obligors an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of each Obligor and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of such Obligor, each of the Loan Documents to which such Obligor is or is to become a party; (b) to make requests for Loans and Conversion Requests on behalf of the Borrower; and (c) to give notices and to take other action on behalf of the Obligors under the Loan Documents.

         Section 10.5. VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Agent for the benefit of the Lenders a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in the Collateral. Subject to the provisions of Section 5.1(b) hereof, all filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Lenders to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent and the Lenders.

         Section 10.6. OPINION OF COUNSEL CONCERNING ORGANIZATION AND LOAN DOCUMENTS. Each of the Lenders and the Agent shall have received a favorable


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

opinion addressed to the Lenders and the Agent and dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Agent from Messrs. Hofheimer, Nusbaum, McPhaul & Samuels.

         Section 10.7. PAYMENT OF FEES. The Borrower shall have paid to the Agent and the Lenders (a) all expenses then due and owing pursuant to Section 15 hereof; (b) the Agent's fee due pursuant to Section 4.1 hereof, and (c) any syndication fees payable to a Lender which was not also a lender under the Original Agreement.

         Section 10.8. RESIGNATION OF NATIONSBANK, N.A. Nationsbank, N.A. shall have resigned as Administrative Agent under the Original Agreement and evidence thereof shall have been furnished to the Lenders.

         Section 10.9. OFFICERS' CERTIFICATE. Each of the Lenders and the Agent shall have received a certificate signed by a duly elected officer of each of the Obligors stating that, to his best knowledge and belief, after reasonable and due investigation and review of matters pertinent to the subject mater of such certificate: (i) all of the representations and warranties contained in
Section 6 hereof and/or in the other Loan Documents are true and correct as of the date hereof; and (ii) no event has occurred and is continuing, or would result from the making of any Loan or issuance of any Letter of Credit, which constitutes or would constitute a Default or an Event of Default.

         Section 10.10. NEGATIVE PLEDGE. The Agent and the Lenders shall have received the negative pledges of the Founders with respect to their Beneficial Ownership of the capital stock of DTS, and of DTS with respect to the capital stock of its Subsidiaries, including, without limitation, the Borrower and DTM, in the form of Exhibit F annexed hereto.

         Section 10.11. PROJECTIONS. The Agent and the Lenders shall have received annual projections in form and substance satisfactory to the Lenders for the fiscal years of DTS and its Subsidiaries, ending December 31, 1997, 1998, 1999, and 2000.

         Section 10.12. ADDITIONAL DOCUMENTS. The Obligors shall have provided such additional instruments and documents to the Agent and the Lenders as the Agent and the Agent's counsel may have reasonably requested.

         Section 11. CONDITIONS TO ALL BORROWINGS AND ISSUANCE OF LETTERS OF CREDIT. The obligations of the Lenders to make any Loan or to issue any Letter of Credit, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

         Section 11.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of the Obligors contained in this Agreement, the

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

other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance of the Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated and permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. Each of the Lenders shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

         Section 11.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan.

         Section 11.3. GOVERNMENTAL REGULATION. Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         Section 11.4. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lenders and to the Agent's counsel, and the Lenders and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

         Section 11.5 NO MATERIAL ADVERSE CHANGE. No change that would cause any
(i) material adverse effect whatsoever upon the validity or enforceability of any of the Loan Documents, (ii) material adverse effect upon the financial condition or business operations of any Obligor, (iii) material adverse effect upon the ability of any Obligor to fulfill its obligations under any of the Loan Documents, or (iv) adverse effect which causes a Default or an Event of Default shall have occurred since the date of the last financial statements delivered pursuant to Section 7.4.

         Section 12. EVENTS OF DEFAULT; ACCELERATION; ETC.

         Section 12.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:


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                  (a) the Borrower  shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (b) the Borrower shall fail to pay any interest on the Loans or any fees, expense, or other sums due hereunder or under any of the other Loan Documents, within fifteen (15) days of when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (c) the Borrower shall fail to pay when due any amount due to any Issuing Lender with respect to a Letter of Credit;

                  (d) except as provided in Section 12.1(e), below, any Obligor shall fail to comply with any of its covenants contained in this Agreement or any of the covenants contained in any other Loan Documents;

                  (e) any Obligor shall fail to perform any term, covenant or agreement contained in Sections 7.6, 7.8 and 7.10 of this Agreement for thirty (30) days after written notice of such failure has been given to the Borrower by the Agent;

                  (f) any representation or warranty of any Obligor in this Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Agreement is determined by the Agent to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                  (g) any Obligor shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases in excess of $500,000 in the aggregate, or fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

                  (h) any Obligor (other than DTM) shall cease to be Solvent, or shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any Obligor or

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         of any substantial  part of the assets of any Obligor or shall commence any case or other proceeding relating to any Obligor under any bankruptcy, reor ganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the fore going, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any Obligor and such Obligor shall indicate its approval thereof, consent thereto or acquiescence therein;

                  (i) The filing of any case or other proceeding against any Obligor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect and such case or proceeding is not discharged or dismissed within sixty (60) days of its commencement; a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Obligor bankrupt or
         insolvent,   or  approving  a  petition  in  any  such  case  or  other proceeding, or a decree or order for relief is entered in respect of any Obligor, in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                  (j) there shall remain in force, undischarged, unsat isfied and unstayed, for more than thirty days, whether or not consecutive, any uninsured final judgment against any Obligor that, with other outstanding uninsured final judgments, undischarged, against the Obligors exceeds $2,000,000.00 in the aggregate;

                  (k) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any Obligor, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (l) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of any Obligor to the PBGC on such Guaranteed Pension Plan in an aggregate amount exceeding $500,000.00 and (i) such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the

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         appropriate  United  States  District  Court of a trustee to administer such Guaranteed Pension Plan; or (ii) a trustee shall have been appointed by the United States District Court to administer such Plan; or (iii) the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

                  (m) any Obligor shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of any Obligor;

                  (n) Any uninsured loss, theft, damage or destruction to or of any material part of the Collateral, or any encumbrances or the making of any levy, seizure, or attachment thereof or thereon.

then, and in any such event, so long as the same may be continu ing, the Agent may, and, upon the request of the Required Lenders in any other case, shall, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Section 12.1(h) or 12.1(i), all such amounts shall become immediately due and payable automatically and without any requirement of notice from any of the Lenders or the Agent.

         Section 12.2. TERMINATION OF COMMITMENTS. If any one or more Events of Default specified in Section 12.1(h) or Section 12.1(i) shall occur, the Commitments shall forthwith terminate and the Lenders shall be relieved of all obligations to make Loans to the Borrower and of all obligations to cause Letters of Credit to be issued. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date the conditions precedent to the making of the Loans to be made on such Drawdown Date are not satisfied, the Agent, upon the request of the Required Lenders, shall by notice to the Borrower, terminate the Commitments, and upon such notice being given such Commitments shall terminate immediately and the Lenders shall be relieved of all further obligations to make Loans and of all obligations to cause Letters of Credit to be issued. No termination of the Commitments hereunder shall relieve the Borrower of any of the Obligations or any of its existing obligations to the Agent and the Lenders arising under other agreements or instruments. Furthermore, in the event of termination of the Commitments hereunder, the Borrower shall furnish the Agent with cash collateral for all Outstanding Letters of Credit in an amount equal to one hundred five percent of the maximum undrawn amount of all Outstanding Letters of Credit. Such cash collateral may be immediately applied against any drawing under any such Letter of Credit without

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further notice to or consent from the Borrower and, to the extent not utilized for such purpose, shall secure, and may be applied against, any and all Obligations hereunder.

         Section 12.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to Section 12.1, the Agent or any Lender, if owed any amount with respect to the Loans may proceed, with the consent of the Required Lenders, but not otherwise, to protect and enforce its rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender or the Agent are evidenced, and, if such amount shall have become due, by declara tion or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender or the Agent provided that, no Lender shall seek to enforce any Guaranties or to realize upon any Collateral, as such rights are to be exercised exclusively by the Agent for the benefit of the Lenders. No remedy herein conferred upon any Lender or the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         Section 12.4. PERFORMANCE BY LENDERS. Should any of the Obligors fail to perform any covenant, duty or agreement contained herein or in any of the Loan Documents, the Lenders may perform or attempt to perform such covenant, duty or agreement on its behalf. In such event, any of the Obligors so requested shall, at the request of any of the Lenders, promptly pay any amount reasonably expended by such Lenders in such performance or attempted performance, to such Lender at Agent's principal office in Boston, Massachusetts, together with interest thereon at the lesser of the default rate set forth in Section 4.11 hereof or the Maximum Rate, from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that the Lenders assume no liability or responsibility for the performance of any duties of any of the Obligors hereunder or under any of the Loan Documents or other control over the management and affairs of any of the Obligors.

         Section 12.5. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be turned over to the Agent and distributed by the Agent for application as follows:

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                  (a)  First,  to the  payment  of,  or (as the case may be) the reimbursement of, the Agent and each Lender for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent or any such Lender in connection with the collection of such monies by the Agent or such Lenders (exclusive of the Agent's fee payable pursuant to Section 4.1), for the exercise, protection or enforcement by the Agent or any such Lenders of all or any of the rights, remedies, powers and privileges of the Agent or such Lenders under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent or such Lenders against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent or the Lenders to such monies;

                  (b) Second, to all other Obligations in such order or preference as the Agent may determine; provided, however, that distributions in respect of such Obligations shall be made (i) pari passu among Obligations with respect to the Agent's fee payable pursuant to Section 4.1 and all other such Obligations and (ii) such Obligations owing to the Lenders with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Lenders pro rata; and provided, further that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

                  (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

                  (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

         Section 13. SETOFF. Regardless of the adequacy of any collateral, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from any of the Lenders to the Borrower and any securities or other property of the Borrower in the possession of such Lender at any time may be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Lender. Each of the Lenders agrees with each other Lender that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Lender, other than Indebtedness evidenced by the Note held by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by such Note held by such Lender, and (b) if such Lender shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Note held by such Lender by proceedings against the Borrower at law or in equity

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or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note held by such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Note held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

         Section 14. THE AGENT.

         Section 14.1. AUTHORIZATION. The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and the Lenders is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Lender.

         Section 14.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and, if the reasonable fees and expenses of any such Persons are not paid by the Borrower, they shall be paid by the Lenders based upon their respective Commitment Percentages.

         Section 14.3. NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken,


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in good faith by it or them hereunder or under any of the other Loan  Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

         Section 14.4. NO REPRESENTATIONS. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectibility of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or repre sentations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of any Obligor, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by any Obligor or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial condition of any Obligor. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

         Section 14.5. PAYMENTS.

                  (a) As between the Agent and the Borrower, a payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to each Lender. The Agent agrees promptly to distribute to each Lender such Lender's pro rata share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

                  (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents could reasonably be expected to involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its


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proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Lender that fails (i) to make available to the Agent its pro rata share of any Loan that the Agent made on its behalf or (ii) to comply with the provisions of Section 13 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is cured. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of Outstanding Loans, interest, fees or otherwise, to the re maining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all Outstanding Loans. The Delinquent Lender hereby authorizes the Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all Outstanding Loans. A Delin quent Lender shall be deemed to have satisfied in full a delin quency when and if the Lenders' respective pro rata shares of all Outstanding Loans have returned to those in effect immediately prior to such
delinquency   and  without  giving  effect  to  the   nonpayment   causing  such
delinquency.

                  (d) In addition to any other remedies provided for herein, a Delinquent Lender shall not be entitled to vote on any matters (except a Delinquent Lender may vote on those matters requiring a unanimous vote pursuant to Section 25 hereof) until the delinquency is cured.

         Section 14.6. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         Section 14.7. INDEMNITY. The Lenders (including the Agent in its capacity as a Lender) ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by Section
15), and liabilities of every nature and character  arising out of or related to

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this  Agreement,  the  Notes,  or  any  of  the  other  Loan  Documents  or  the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken here under or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

         Section 14.8. AGENT AS LENDER. In its individual capacity, FNBB and any of its Affiliates shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

         Section 14.9. RESIGNATION. The Agent may resign at any time by giving thirty (30) days' prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, unless a Default or Event of Default shall then exist, the Borrower shall have the right to appoint a successor Agent; provided that such successor Agent must then be a Lender hereunder. If a Default or Event of Default shall have occurred and be continu ing, such successor Agent shall be selected by the Majority Lenders. If no successor Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank licensed or organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         Section 14.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this Section 14.10 it shall promptly notify the other Lenders of the existence of such Default or Event of Default.

         Section 14.11. DUTIES IN THE CASE OF ENFORCEMENT. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Lenders and (b) the Lenders have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The

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Majority Lenders may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

         Section 15. EXPENSES. The Obligors, jointly and severally, agree to pay
(a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Lenders (other than taxes based upon the Agent's or any Lender's net income), including any recording, mortgage, documentary or intangibles taxes in connection with the Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any taxes payable by the Agent or any of the Lenders after the Closing Date (the Obligors hereby agreeing to indemnify the Agent and each Lender with respect thereto), (c) all appraisal fees, engineer's fees, and the reasonable fees, expenses and disbursements of the Agent's counsel or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the fees, expenses and disbursements of the Agent and the Lenders incurred by the Agent and the Lenders in connection with the preparation of the Loan Documents and other instruments mentioned herein,
(e) the fees, expenses and disbursements of the Agent incurred by the Agent in connection with the administration or interpretation of the Loan Documents and other instruments mentioned herein, (f) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs and the fees and costs of appraisers, engineers, investment bankers or other experts retained by any Lender or the Agent in connection with any such enforcement proceedings) incurred by any Lender or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against any Obligor or the administration thereof and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender's or the Agent's relationship with any Obligor and (f) all reasonable fees, expenses and disbursements of any Lender or the Agent incurred in connection with UCC searches, UCC filings or mortgage recordings. The covenants of this Section 15 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

         Section 16. INDEMNIFICATION. The Obligors, jointly and severally, agree to indemnify and hold harmless the Agent, the Issuing Lenders, and the Lenders

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

from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation,
(a) any use by the Borrower or any of its Subsidiaries or Affiliates of the proceeds of any of the Loans, or the relationship of any of the Obligors and Agent or any of the Lenders under this Agreement or any transaction contemplated pursuant to this Agreement, (b) any Obligor's entering into or performing this Agreement or any of the other Loan Documents or (c) any administrative or investigative proceeding by any governmental authority directly or indirectly related to a claim, demand, action or cause of action described in clauses (a) or (b) above, (d) with respect to the Obligors and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such claim; provided however that neither a Lender nor the Agent shall be entitled to indemnification if such Lender or the Agent acted in bad faith, with gross negligence, or with willful misconduct. If any claim, demand, action or cause of action is asserted against any indemnitee, such indemnitee shall promptly notify DTS, but the failure to so promptly notify DTS shall not affect the Obligors' obligations under this section unless such failure materially prejudices any Obligor's right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. If requested by DTS in writing and so long as no Default or Event of Default shall have occurred and be continuing, such indemnitee shall (at DTS's expense) in good faith contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit any Obligor to participate in such contest. Any indemnitee that proposes to settle or compromise any claim or proceeding for which any Obligor may be liable for payment of indemnity hereunder shall give DTS written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain the approval of DTS thereto (which approval shall not be unreasonably withheld). Each indemnitee is authorized to employ counsel in enforcing its rights hereunder and in defending against any claim, demand, action or cause of action covered by this section (the fees and expenses of which counsel shall promptly be paid by the Obligors); provided, however, that each indemnitee shall endeavor, but shall not be obligated, in connection with any matter covered by this section which also involves other indemnitees, to use reasonable efforts to avoid unnecessary duplication of effort by counsel for all indemnitees. The provisions of this Section 16 shall survive the repayment of the Loan and the termination of the obligations of the Lenders hereunder.

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


         Section 17. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of any Obligor pursuant hereto shall be deemed to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans and issuance of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains Outstanding or any Lender has any obligation to make any Loans or issue any Letters of Credit. The indemnification obligations of the Obligors provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Lenders hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to any Lender or the Agent at any time by or on behalf of the Obligors pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Obligor hereunder.

         Section 18. ASSIGNMENT AND PARTICIPATION.

         Section 18.1. CONDITIONS TO ASSIGNMENT BY LENDERS. Except as provided herein, each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it; provided that (a) the Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed; (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (c) each assignment shall be in an amount that is at least $10,000,000.00, (d) in the event that the entire Commitment of a Lender is not assigned, such Lender shall retain, free of any such assignment, an amount of its Commitment of not less than $15,000,000.00; (e) if FNBB is assigning all or a portion of its interests, rights and obligations under this Agreement, FNBB shall have furnished the other Lenders with five (5) Business Days' prior written notice of its intention to assign all or a portion of its interests; (f) if an Event of Default is not then existing, the Borrower shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed; and (g) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit E hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after

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


the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 18.3, be released from its obligations under this Agreement.

         Section 18.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto; (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Obligor, or the performance or observance by any Obligor of any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 7.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (d) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (e) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (f) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender; and (g) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

         Section 18.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentages of, and principal amount of the Loans owing to the

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


Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Obligors, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agree ment. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $3,000.00.

         Section 18.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be cancelled and returned to the Borrower.

         Section 18.5. PARTICIPATIONS. Each Lender may sell participations to one or more banks or other entities in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents; provided that
(a) the Agent shall have given its prior written consent to such participation,
(b) each such participation shall be in an amount of not less than $5,000,000.00, (c) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrower, (d) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such participant, reduce the amount of any fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest, and (e) no participant shall have the right to grant further participations or assign its rights, obligations or interests under such participation to other Persons without the prior written consent of the Agent.

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


         Section  18.6.  PLEDGE BY LENDER.  Notwithstanding  the  provisions  of
Section 18.1, any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Lenders organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

         Section 18.7. NO ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

         Section 18.8. DISCLOSURE. The Borrower agrees that in addition to disclosures made in accordance with standard banking practices any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.

         Section 19. NOTICES, ETC. Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the Note shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:

                  (a) if to any Obligor, at 2555 Ellsmere Avenue, Norfolk, Virginia 23513, Attention: H. Ray Compton,
         Facsimile No. (804) 855-5555 or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice; and

                  (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, Attention: Bethann R. Halligan,
         Managing Director, Facsimile No. (617) 434-6685, or such other address for notice as the Agent shall last have furnished in writing to the Borrower.

                  (c) if to any Lender,  at such  Lender's  address set forth on
         Schedule 1 hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

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


         Section 20. GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE PARTIES AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE COMMONWEALTH OF VIRGINIA OR ANY FEDERAL COURT SITTING THEREIN EXCEPT THAT SUIT MAY BE BROUGHT IN OTHER JURISDICTIONS TO THE EXTENT NECESSARY TO ENFORCE THE LENDERS' RIGHTS WITH RESPECT TO COLLATERAL LOCATED WITHIN THAT JURISDICTION AND CONSENTS TO THE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON ANY OBLIGOR BY MAIL TO THE PROCESS AGENT UPON RECEIPT THEREOF. THE PARTIES HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE AND JURISDICTION OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         Section 21. HEADINGS. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

         Section 22. COUNTERPARTS. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         Section 23. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 25.

         Section 24. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS. EACH OBLIGOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, EACH OBLIGOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OBLIGOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER OR THE AGENT HAS REPRESENTED,


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



EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

         Section 25. CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by any Obligor of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Lenders. Notwith standing the foregoing,

                  (a) the rate of interest on, the dates for payment of, or amounts payable on any such date on account of, principal or interest under the Notes, the amount or term of the Commitments of the Lenders, and the amount of any fee payable to a Lender hereunder may not be changed without the written consent of each Lender affected thereby;

                  (b) none of the following: the definition of Majority Lenders or Required Lenders; the forgiveness of any of the Obligations; the release of any Collateral in connection with any sale or disposition thereof outside the ordinary course of business having a value (as determined by the Agent) in the aggregate in excess of $2,500,000; the release of any pledgors or third party accommodators; the percentage of Lenders necessary to accelerate the Obligations;

         may be amended without the written consent of all of the Lenders;

                  (c) and the amount of the Agent's fee payable for the Agent's account and the provisions of Section 14 may not be amended without the written consent of the Agent.

         No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

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


         Section 26. MAXIMUM INTEREST RATE. Regardless of any provision contained in any of the Loan Documents, the Lenders shall never be entitled to receive, collect or apply as interest on the Notes any amount in excess of interest calculated at the Maximum Rate, and, in the event that the Lenders ever receive, collect or applies as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Obligation is paid in full, any remaining excess shall forthwith be paid to the payor thereof.

         Section 27. CONFIDENTIALITY. The Lenders agree to hold any confidential information which they may receive from any of the Obligors pursuant to this Agreement in confidence, except for disclosure (i) to legal counsel, accountants, and other professional advisors, (ii) to regulatory officials,
(iii) as required by law or legal process or in connection with any legal proceeding.

         Section 28. SEVERABILITY. The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.


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         IN WITNESS  WHEREOF,  the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

                                DOLLAR TREE DISTRIBUTION, INC.

                          By:  /s/ H. Ray Compton
                             ------------------------------------
                                 Name: H. Ray Compton
                                 Title: Executive Vice President

                                 DOLLAR TREE STORES, INC.

                          By:  /s/ H. Ray Compton
                             ------------------------------------
                                 Name: H. Ray Compton
                                 Title: Executive Vice President

                                 DOLLAR TREE MANAGEMENT, INC.

                          By:   /s/ H. Ray Compton
                             ------------------------------------
                                 Name: H. Ray Compton
                                 Title: Executive Vice President

                                 THE FIRST NATIONAL BANK OF
                                 BOSTON, individually and as
                                 Agent

                           By:  /s/ Bethann R. Halligan
                              -----------------------------------
                                 Name: Bethann R. Halligan
                                 Title: Managing Director
                                 Address:100 Federal Street
                                         Boston, Massachusetts 02110
                                         Facsimile No.: (617) 434-6685

                                NATIONSBANK, N.A.

                           By:  /s/ G. R. Webb, Jr.
                              -----------------------------------
                                Name: G. R. Webb. Jr.
                                Title: Senior Vice President
                                Address: One Commercial Place
                                         Norfolk, Virginia 23510
                                Facsimile No.: (757) 441-8600

                                SIGNET BANK

                           By:  /s/ James A. Whitham
                              -----------------------------------
                                 Name: James A. Whitham
                                 Title: Vice President
                                 Address: 500 East Plume Street
                                          Norfolk, Virginia 23510
                                 Facsimile No.: (757) 640-4291


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                                 CRESTAR BANK

                           By:  /s/ Bruce W. Nave
                              -----------------------------------
                                 Name: Bruce W. Nave
                                 Title: Vice President
                                 Address: 500 East Main Street
                                          Norfolk, Virginia 23510
                                 Facsimile No.: (757) 624-5457

                                 FIRST UNION NATIONAL BANK OF
                                 VIRGINIA

                           By:  /s/ Raymond T. Nasser
                              -----------------------------------
                                 Name: Raymond T. Nasser
                                 Title: Senior Vice President
                                 Address: 201 South Jefferson Street
                                          Roanoke, Virginia
                                 Facsimile No.: (540) 563-6130


                                 AMSOUTH BANK OF ALABAMA

                           By:  /s/ John Hooker
                              -----------------------------------
                                 Name: John Hooker
                                 Title: Commercial Banking Officer
                                 Address: 1900 Fifth Avenue, 7th Floor
                                          Birmingham, Alabama 35203
                                 Facsimile No.: (205) 583-4436


                                 UNION BANK OF CALIFORNIA, N.A.

                            By: /s/ Dana A. Cox
                               ----------------------------------
                                  Name: Dana A. Cox
                                  Title: Vice President
                                  Address:

                                  Facsimile No.: (415) 705-7085


                                       83